                                                                 EXHIBIT 4.5


                              AMENDED AND RESTATED


                                TRUST AGREEMENT

                                       OF

                       DOMINION RESOURCES CAPITAL TRUST I

                                     AMONG

                    DOMINION RESOURCES, INC., AS DEPOSITOR,


                           THE CHASE MANHATTAN BANK,
                              AS PROPERTY TRUSTEE,


                         CHASE MANHATTAN BANK DELAWARE,
                              AS DELAWARE TRUSTEE,


                    THE ADMINISTRATIVE TRUSTEES NAMED HEREIN

                                      AND

                     THE SEVERAL HOLDERS, AS HEREIN DEFINED


                          DATED AS OF DECEMBER 8, 1997

                               TABLE OF CONTENTS

                                                                        PAGE
                                                                        ----

                                   ARTICLE I
                                 DEFINED TERMS


1.1  DEFINITIONS.......................................................   2

                                   ARTICLE II
                           CONTINUATION OF THE TRUST

2.1  NAME..............................................................  15
2.2  OFFICE OF THE DELAWARE TRUSTEE;
     PRINCIPAL PLACE OF BUSINESS.......................................  15
2.3  INITIAL CONTRIBUTION OF TRUST PROPERTY;
     ORGANIZATIONAL EXPENSES...........................................  16
2.4  ISSUANCE OF THE CAPITAL SECURITIES................................  16
2.5  ISSUANCE OF THE COMMON SECURITIES;
     SUBSCRIPTION AND PURCHASE OF DEBENTURES...........................  17
2.6  DECLARATION OF TRUST..............................................  17
2.7  AUTHORIZATION TO ENTER INTO CERTAIN TRANSACTIONS..................  18
2.8  ASSETS OF TRUST...................................................  23
2.9  TITLE TO TRUST PROPERTY...........................................  23

                                   ARTICLE III
                                 PAYMENT ACCOUNT


3.1  PAYMENT ACCOUNT...................................................  23

                                  ARTICLE IV
                           DISTRIBUTIONS; REDEMPTION

4.1  DISTRIBUTIONS.....................................................  23
4.2  REDEMPTION........................................................  24
4.3  SUBORDINATION OF COMMON SECURITIES................................  28
4.4  PAYMENT PROCEDURES................................................  29
4.5  TAX RETURNS AND REPORTS...........................................  29
4.6  PAYMENT OF TAXES, DUTIES, ETC. OF THE TRUST.......................  29
4.7  REDUCTION FOR PAYMENTS UNDER INDENTURE
     OR PURSUANT TO DIRECT ACTIONS.....................................  30

                                   ARTICLE V
                         TRUST SECURITIES CERTIFICATES

5.1   INITIAL OWNERSHIP.................................................  30
5.2   THE TRUST SECURITIES CERTIFICATES; EXECUTION
      AND DELIVERY THEREOF..............................................  30
5.3   FORM OF TRUST SECURITIES CERTIFICATES.............................  31
5.4   REGISTRATION OF TRANSFER AND EXCHANGE
      OF CAPITAL SECURITIES CERTIFICATES................................  33
5.5   MUTILATED, DESTROYED, LOST OR STOLEN
      TRUST SECURITIES CERTIFICATES.....................................  34
5.6   PERSONS DEEMED SECURITYHOLDERS....................................  35
5.7   ACCESS TO LIST OF SECURITYHOLDERS' NAMES
      AND ADDRESSES.....................................................  35
5.8   MAINTENANCE OF OFFICE OR AGENCY FOR TRANSFERS.....................  36
5.9   APPOINTMENT OF PAYING AGENT.......................................  36
5.10  OWNERSHIP OF COMMON SECURITIES BY DEPOSITOR;
      RESALE OF CAPITAL SECURITIES......................................  37
5.11  BOOK-ENTRY INTERESTS; TRANSFERS AMONG CERTIFICATES................  37
5.12  NOTICES TO CLEARING AGENCY........................................  41
5.13  PROCEDURES FOR ISSUANCE OF DEFINITIVE CAPITAL
      SECURITIES CERTIFICATES...........................................  41
5.14  RIGHTS OF SECURITYHOLDERS.........................................  41


                                  ARTICLE VI
                   ACTS OF SECURITYHOLDERS; MEETINGS; VOTING


6.1   LIMITATIONS ON VOTING RIGHTS......................................  44
6.2   NOTICE OF MEETINGS................................................  45
6.3   MEETINGS OF CAPITAL SECURITYHOLDERS...............................  45
6.4   VOTING RIGHTS.....................................................  46
6.5   PROXIES, ETC......................................................  46
6.6   SECURITYHOLDER ACTION BY WRITTEN CONSENT..........................  46
6.7   RECORD DATE FOR VOTING AND OTHER PURPOSES.........................  46
6.8   ACTS OF SECURITYHOLDERS...........................................  47
6.9   INSPECTION OF RECORDS.............................................  48


                                  ARTICLE VII
                        REPRESENTATIONS AND WARRANTIES


7.1  REPRESENTATIONS AND WARRANTIES OF THE BANK,
     THE PROPERTY TRUSTEE AND THE DELAWARE TRUSTEE......................  48

                                 ARTICLE VIII
                                 THE TRUSTEES

8.1   CORPORATE PROPERTY TRUSTEE REQUIRED;
      ELIGIBILITY OF TRUSTEES.........................................     49
8.2   CERTAIN DUTIES AND RESPONSIBILITIES.............................     50
8.3   CERTAIN NOTICES.................................................     52
8.4   CERTAIN RIGHTS OF PROPERTY TRUSTEE..............................     52
8.5   NOT RESPONSIBLE FOR RECITALS OR ISSUANCE
      OF SECURITIES...................................................     54
8.6   MAY HOLD SECURITIES.............................................     55
8.7   COMPENSATION; INDEMNITY; FEES...................................     55
8.8   CONFLICTING INTERESTS...........................................     55
8.9   CO-TRUSTEES AND SEPARATE TRUSTEE................................     56
8.10  RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR...............     57
8.11  ACCEPTANCE OF APPOINTMENT BY SUCCESSOR..........................     59
8.12  MERGER, CONVERSION, CONSOLIDATION OR
      SUCCESSION TO BUSINESS..........................................     60
8.13  PROPERTY TRUSTEE MAY FILE PROOFS OF CLAIMS......................     60
8.14  REPORTS BY PROPERTY TRUSTEE.....................................     61
8.15  REPORTS TO THE PROPERTY TRUSTEE.................................     61
8.16  EVIDENCE OF COMPLIANCE WITH CONDITIONS PRECEDENT................     62
8.17  NUMBER OF TRUSTEES..............................................     62
8.18  DELEGATION OF POWER.............................................     62

                                  ARTICLE IX
                     TERMINATION, LIQUIDATION AND MERGER


9.1   TERMINATION UPON EXPIRATION DATE................................     63
9.2   EARLY TERMINATION...............................................     63
9.3   TERMINATION.....................................................     64
9.4   LIQUIDATION.....................................................     64
9.5   MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR
      REPLACEMENTS OF THE TRUST.......................................     66

                                   ARTICLE X
                           MISCELLANEOUS PROVISIONS


10.1  LIMITATION OF RIGHTS OF SECURITYHOLDERS
      TO TERMINATE TRUST..............................................     67
10.2  AMENDMENT.......................................................     67
10.3  SEPARABILITY....................................................     68
10.4  GOVERNING LAW...................................................     69
10.5  PAYMENTS DUE ON NON-BUSINESS DAY................................     69

10.6   SUCCESSORS........................................................  69
10.7   HEADINGS..........................................................  69
10.8   REPORTS, NOTICES AND DEMANDS......................................  69
10.9   FISCAL YEAR.......................................................  70
10.10  CERTAIN ACCOUNTING MATTERS........................................  70
10.11  BANKING...........................................................  71
10.12  WITHHOLDING.......................................................  71
10.13  TRUST INDENTURE ACT; CONFLICT WITH TRUST
       INDENTURE ACT.....................................................  71
10.14  ACCEPTANCE OF TERMS OF TRUST AGREEMENT,
       GUARANTEE, REGISTRATION RIGHTS AGREEMENTS AND INDENTURE...........  72
10.15  COUNTERPARTS......................................................  72

EXHIBITS
---------

     EXHIBIT  A -  Certificate of Trust
     EXHIBIT  B -  Form of 144A Global Security
     EXHIBIT  C -  Form of Regulation S Global Security
     EXHIBIT  D -  Form of Definitive Capital Security Certificate
     EXHIBIT  E -  Form of Common Security Certificate
     EXHIBIT  F -  Form of Letter to be Delivered by Institutional Accredited
                   Investors
     EXHIBIT  G -  Form of Transfer Certificate - 144A Global Security or
                   Institutional Accredited Investors Definitive to Regulation S Global Security
     EXHIBIT  H -  Form of Transfer Certificate - Regulation S Global Security
                   or Institutional Accredited Investors Definitive to 144A Global Security
     EXHIBIT  I -  Form of Private Placement Legend
     EXHIBIT  J -  Form of Minimum Transfer Legend

                     AMENDED AND RESTATED TRUST AGREEMENT


     AMENDED AND RESTATED TRUST AGREEMENT, dated as of December 8, 1997, among
(i) Dominion Resources, Inc., a Virginia corporation (including any successors or assigns, the "Depositor"), (ii) The Chase Manhattan Bank, a New York banking corporation, as property trustee, (in such capacity, the "Property Trustee" and, in its separate corporate capacity and not in its capacity as Property Trustee, the "Bank"), (iii) Chase Manhattan Bank Delaware, a banking corporation that maintains its principal place of business in Delaware, as Delaware trustee (the "Delaware Trustee"), (iv) Edgar M. Roach, Jr., an individual and G. Scott Hetzer, an individual, each of whose address is c/o Dominion Resources, Inc., 901 E. Byrd Street, Richmond, Virginia 23219 (each an "Administrative Trustee" and collectively the "Administrative Trustees") and (v) the several Holders, as hereinafter defined.

                                  WITNESSETH

     WHEREAS, the Depositor and the Delaware Trustee have heretofore duly declared and created a business trust pursuant to the Delaware Business Trust Act by entering into that certain Trust Agreement, dated as of October 31, 1997 (the "Original Trust Agreement"), and by the execution and filing by the Delaware Trustee with the Secretary of State of the State of Delaware of a Certificate of Trust, filed on October 31, 1997, attached as Exhibit A;

     WHEREAS, the Depositor and the Delaware Trustee desire to amend and restate the Original Trust Agreement in its entirety as set forth herein to provide for, among other things, (i) the issuance of the Common Securities by the Trust to the Depositor, (ii) the issuance and sale of the Capital Securities by the Trust pursuant to the Purchase Agreement, (iii) the acquisition by the Trust from the Depositor of all of the right, title and interest in the Debentures and (iv) the consummation of the Exchange Offer (as defined below) and/or the registration of the Private Capital Securities pursuant to a Shelf Registration;

     WHEREAS, upon the effectiveness of the exchange registration statement referred to in the Capital Securities Exchange and Registration Rights Agreement, this Trust Agreement shall be subject to, and shall be governed by, the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act;

     NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, each party, for the benefit of the other parties and for the benefit of the Securityholders, hereby amends and restates the Original Trust Agreement in its entirety and agrees as follows:


                                   ARTICLE I
                                 DEFINED TERMS

     1.1  DEFINITIONS.

     For all purposes of this Trust Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

          (b) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

          (c) unless the context otherwise requires, any reference to an "Article" or a "Section" refers to an Article or a Section, as the case may be, of this Trust Agreement; and

          (d) the words "herein," "hereof," "hereto" and "hereunder" and other words of similar import refer to this Trust Agreement as a whole and not to any particular Article, Section or other subdivision.

     "Act" has the meaning specified in Section 6.8.

     "Additional Distributions" means, with respect to Trust Securities of a given Liquidation Amount and for a given period, the amount of Additional Interest (as defined in the Indenture) paid by the Depositor on a Like Amount of Debentures for such period.

     "Additional Tax Sums" has the meaning specified in Section 4.8 of the Indenture.

     "Adjusted Treasury Rate" has the meaning set forth in the Indenture.

     "Administrative Trustee" means a Person satisfying the eligibility requirements set forth in Section 8.1(b) and initially means each of Edgar M. Roach, Jr. and G. Scott Hetzer, in such Person's capacity as Administrative Trustee of the Trust heretofore created and continued hereunder and not in such Person's individual capacity, or such Administrative Trustee's successor in interest in such capacity, or any successor trustee appointed as herein provided.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Bank" has the meaning specified in the preamble to this Trust Agreement.

     "Bankruptcy Event" means, with respect to any Person:

          (a) the entry of a decree or order by a court having jurisdiction in the premises judging such Person a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjudication or composition of or in respect of such Person under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such Person or of any substantial part of its property or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

          (b) the institution by such Person of proceedings to be adjudicated bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such Person or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due and its willingness to be adjudicated a bankrupt, or the taking of corporate action by such Person in furtherance of any such action.

     "Business Day" means any day which is not a Saturday or Sunday or a day on which banking institutions in The City of New York are authorized or required by law or executive order to close or a day on which the Corporate Trust Office of the Property Trustee or the Debenture Trustee is closed for business.

     "Capital Securities Certificate" means a certificate in global or definitive form evidencing ownership of Capital Securities, which certificate shall initially be substantially in the form attached as Exhibit B, Exhibit C or Exhibit D, or Exchange Capital Securities.

     "Capital Securities Exchange and Registration Rights Agreement" means an agreement dated as of December 8, 1997 among the Depositor, the Trust and the Initial Purchasers named in Schedule I to the Purchase Agreement.

     "Capital Security" means a preferred undivided beneficial interest in the assets of the Trust, having a Liquidation Amount of $1,000 and having the rights provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution as provided herein. Unless the context otherwise requires, the term "Capital Securities" shall include any Exchange Capital Securities to be issued and exchanged for any Private Capital Securities.

     "Cedel" means Cedel Bank, societe anonyme.

     "Certificate Depository Agreement" means the agreement among the Trust, the Property Trustee and DTC, as the initial Clearing Agency, dated as of the Closing Date, relating to the Capital Securities Certificates, as the same may be amended and supplemented from time to time.

     "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act, or any successor provision thereto or as may be amended from time to time. DTC will be the initial Clearing Agency.

     "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

     "Closing Date" means December 8, 1997, which is the date of execution and delivery of this Trust Agreement, or such other date as may be designated the Closing Date pursuant to the Purchase Agreement.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Trust Agreement such Commission is not existing or performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

     "Common Security" means an undivided beneficial interest in the assets of the Trust, having a Liquidation Amount of $1,000 and having the rights provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution as provided herein.

     "Common Securities Certificate" means a certificate evidencing ownership of Common Securities, substantially in the form attached as Exhibit E.

     "Corporate Trust Office" means (i) when used with respect to the Property Trustee, the principal corporate trust office of the Property Trustee and (ii) when used with respect to the Debenture Trustee, the principal corporate trust office of the Debenture Trustee.

     "Debenture Event of Default" means an "Event of Default" as defined in the Indenture.

     "Debenture Exchange and Registration Rights Agreement" means an agreement dated as of December 8, 1997 among the Depositor, the Trust and the Initial Purchasers named in Schedule I to the Purchase Agreement.

     "Debenture Prepayment Date" means, with respect to any Debentures to be redeemed under the Indenture, the date fixed for redemption under the Indenture.

     "Debenture Tax Event" means a "Tax Event" as defined in the Indenture.

     "Debenture Trustee" means The Chase Manhattan Bank, in its capacity as debenture trustee under the Indenture, and any successor thereto under the Indenture.

     "Debentures" means the Depositor's 7.83% Junior Subordinated Deferrable Interest Debentures due December 1, 2027, issued pursuant to the Indenture. Unless the context otherwise requires, the term "Debentures" includes any Exchange Debentures to be issued and exchanged for any Private Debentures in the Exchange Offer.

     "Definitive Capital Securities Certificates" means Capital Securities Certificates issued in definitive, fully registered form.

     "Delaware Business Trust Act" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. (S)(S) 3801, et seq., as it may be amended from time to time.

     "Delaware Trustee" means the corporation identified as the "Delaware Trustee" in the preamble to this Trust Agreement solely in its capacity as Delaware Trustee of the Trust heretofore created and continued hereunder and not in its individual capacity, or its successor in interest in such capacity, or any Delaware Trustee appointed as herein provided.

     "Depositor" has the meaning specified in the preamble to this Trust Agreement.

     "Direct Action" has the meaning specified in Section 5.14(c).

     "Distribution Date" has the meaning specified in Section 4.1(a).

     "Distributions" means amounts payable in respect of the Trust Securities as provided in Section 4.1 and shall include, if applicable, Additional Distributions, Special Distributions and Additional Tax Sums, if any.

     "DTC" means The Depository Trust Company or its successor.

     "Early Termination Event" has the meaning specified in Section 9.2.

     "Effective Time" has the meaning set forth in the Capital Securities Exchange and Registration Rights Agreement.

     "Euroclear" means Morgan Guaranty Trust Company of New York in its capacity as operator of the Euroclear System.

     "Event of Default" means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (a)  the occurrence of a Debenture Event of Default; or

          (b) default by the Property Trustee in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

          (c) default by the Property Trustee in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

          (d) default in the performance, or breach, in any material respect, of any covenant or warranty of the Trustees in this Trust Agreement (other than a covenant or warranty a default in the performance of which or breach of which is addressed in clause (b) or (c) above) and continuation of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the defaulting Trustee or Trustees by the Holders of at least 25% in aggregate Liquidation Amount of the Outstanding Capital Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

          (e) the occurrence of a Bankruptcy Event with respect to the Property Trustee and the failure to appoint a successor Property Trustee within 60 days thereof.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Capital Securities" means Capital Securities representing preferred undivided beneficial interests in the assets of the Trust, issued by the Trust in an exchange offer for the Private Capital Securities, such exchange offer being registered under the Securities Act, all pursuant to the Capital Securities Exchange and Registration Rights Agreement; provided, however, that the aggregate Liquidation Amount of the Private Capital Securities and the Exchange Capital Securities at any one time outstanding shall not exceed $250,000,000.

     "Exchange Debentures" means a new series of junior subordinated deferrable interest debentures issued by the Depositor in a mandatory exchange offer for the Private Debentures, such exchange offer being registered under the Securities Act, all pursuant to the Debenture Exchange and Registration Rights Agreement.

     "Exchange Guarantee" means the Exchange Guarantee extended by the Depositor for the benefit of the Holders of Capital Securities pursuant to the Exchange Guarantee Agreement, and registered under the Securities Act pursuant to the Guarantee Exchange and Registration Rights Agreement.

     "Exchange Guarantee Agreement" means the Guarantee Agreement to be entered into by the Depositor, as Guarantor, and The Chase Manhattan Bank, New York, as Guarantee Trustee, pursuant to the Guarantee Exchange and Registration Rights Agreement.

     "Exchange Offer" has the meaning set forth in the Registration Rights Agreements.

     "Expense Agreement" means the Agreement as to Expenses and Liabilities dated as of December 8, 1997, between the Depositor and the Trust, as amended from time to time.

     "Expiration Date" has the meaning specified in Section 9.1.

     "Global Capital Securities Certificate" means any Capital Securities Certificate in the form of a 144A Global Security, a Regulation S Global Security and, if applicable, any Exchange Capital Security (or any Private Capital Security registered pursuant to a Shelf Registration pursuant to Section 2(b) of the Capital Securities Exchange and Registration Rights Agreement) in either case, which is represented in global form and deposited with the Clearing Agency or the Property Trustee as custodian for the Clearing Agency.

     "Guarantee" means the Private Guarantee with respect to the Private Capital Securities and the Exchange Guarantee with respect to the Exchange Capital Securities.

     "Guarantee Agreement" means the Capital Securities Guarantee Agreement dated as of December 8, 1997 between the Depositor, as Guarantor, and The Chase Manhattan Bank, as Guarantee Trustee.

     "Guarantee Exchange and Registration Rights Agreement" means an agreement dated as of December 8, 1997 among the Depositor, the Trust and the Initial Purchasers named in Schedule I to the Purchase Agreement.

     "Holder" means a Person in whose name a Trust Security or Trust Securities is registered in the Securities Register; any such Person shall be a beneficial owner within the meaning of the Delaware Business Trust Act.

     "Indemnified Person" has the meaning specified in Section 8.7(c).

     "Indenture" means the Indenture, dated as of December 1, 1997, between the Depositor and the Debenture Trustee, as trustee, as supplemented by the First Supplemental Indenture dated as of December 1, 1997, and as further amended or supplemented from time to time.

     "Initial Optional Redemption Date" has the meaning set forth in Section 4.2(a).

     "Initial Purchasers" means the Purchasers named in Schedule I to the Purchase Agreement.

     "Institutional Accredited Investor" means an institutional investor that is an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

     "Investment Company Event" means the receipt by the Depositor and the Trust of an Opinion of Counsel, from counsel who shall not be an officer or employee of the Depositor or its Affiliates (an "Investment Company Event Opinion"), to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), the Trust is or will be considered an "investment company" that is required to be registered under the 1940 Act, which Change in 1940 Act Law becomes effective on or after the date of original issuance of the Capital Securities under this Trust Agreement.

     "Investment Company Event Opinion" has the meaning set forth in the definition of an Investment Company Event.

     "Lien" means any lien, pledge, charge, encumbrance, mortgage, deed of trust, adverse ownership interest, hypothecation, assignment, security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever.

     "Like Amount" means (a) with respect to a redemption of Trust Securities, Trust Securities having a Liquidation Amount equal to the principal amount of Debentures to be contemporaneously redeemed in accordance with the Indenture, the proceeds of which will be used to pay the Redemption Price of such Trust Securities, and (b) with respect to a distribution of Debentures to Holders of Trust Securities in connection with a dissolution, termination or liquidation of the Trust, Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the Holder to whom such Debentures are distributed.

     "Liquidation Amount"  means the stated amount of $1,000 per Trust Security.

     "Liquidation Date" means the date on which Debentures are to be distributed to Holders of Trust Securities in connection with a dissolution, termination and liquidation of the Trust pursuant to Section 9.4(a).

     "Liquidation Distribution" has the meaning specified in Section 9.4(d).

     "Maturity" has the meaning set forth in the Indenture.

     "Maturity Redemption Price" means an amount equal to the principal of and accrued interest on the Debentures as of the Maturity thereof.

     "Minimum Transfer Legend" means the legend substantially in the form attached as Exhibit J.

     "1940 Act" means the Investment Company Act of 1940, as amended.

     "90 Day Period" has the meaning set forth in Section 4.2(a).

     "Officers' Certificate" means a certificate signed by the Chairman of the Board, any Vice Chairman of the Board, the Chief Executive Officer, the President or any Vice President of the Depositor (whether or not designated by a number or a word or words added before or after the title Vice President) and by the Treasurer, an Assistant Treasurer, the Controller, the Corporate Secretary or an Assistant Corporate Secretary of the Depositor and delivered to the appropriate Trustee. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Trust Agreement shall include:

          (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definitions relating thereto;

          (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

          (c) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

     "144A Global Security" has the meaning specified in Section 5.3(b).

     "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Trust, the Property Trustee or the Depositor (including counsel who is an employee of the Depositor) and who shall be reasonably satisfactory to the Property Trustee.

     "Optional Prepayment Price" has the meaning set forth in the Indenture.

     "Optional Redemption Price" has the meaning set forth in Section 4.2(a).

     "Original Trust Agreement" has the meaning specified in the recitals to this Trust Agreement.

     "Outstanding", when used with respect to Trust Securities, means, as of the date of determination, all Trust Securities theretofore executed and delivered under this Trust Agreement, except:

          (a) Trust Securities theretofore cancelled by the Securities Registrar or delivered to the Securities Registrar for cancellation;

          (b) Trust Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Property Trustee or any Paying Agent for the Holders of such Trust Securities; provided, however, that, if such Trust Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Trust Agreement; and

          (c) Trust Securities which have been paid or in exchange for or in lieu of which other Trust Securities have been executed and delivered pursuant to Sections 5.4, 5.5, 5.11 and 5.13;

provided, however, that in determining whether the Holders of the requisite Liquidation Amount of the Outstanding Capital Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Capital Securities owned by the Depositor, any Trustee or any Affiliate of the Depositor or any Trustee shall be disregarded and deemed not to be Outstanding, except that (a) in determining whether any Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Capital Securities that such Trustee actually knows to be so owned shall be so disregarded and (b) the foregoing shall not apply at any time when all of the outstanding Capital Securities are owned by the Depositor, one or more of the Trustees and/or any such Affiliate. Capital Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Administrative Trustee the pledgee's right so to act with respect to such Capital Securities and that the pledgee is not the Depositor or any Affiliate of the Depositor.

     "Owner" means each Person who is the beneficial owner of a Global Capital Securities Certificate as reflected in the records of the Clearing Agency or, if a Clearing Agency Participant is not the Owner, then as reflected in the records of a Person maintaining an account with such Clearing Agency (directly or indirectly, in accordance with the rules of such Clearing Agency).

     "Paying Agent" means any paying agent or co-paying agent appointed pursuant to Section 5.9 and shall initially be the Bank.

     "Payment Account" means a segregated non-interest-bearing corporate trust account maintained by the Property Trustee with the Bank in its corporate trust department for the benefit of the Securityholders in which all amounts paid in respect of the Debentures will be held and from which the Property Trustee, through the Paying Agent, shall make payments to the Securityholders in accordance with Sections 4.1 and 4.2.

     "Person" means any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

     "PORTAL Market" means the Private Offerings, Resales and Trading through Automated Linkages Market operated by the National Association of Securities Dealers, Inc. (or any successor thereto).

     "Private Capital Securities" means the $250,000,000 aggregate Liquidation Amount of the Trust's 7.83% Capital Securities issued pursuant to this Agreement on the Closing Date.

     "Private Debentures" means the $257,732,000 aggregate principal amount of the Depositor's 7.83% Junior Subordinated Deferrable Interest Debentures due December 1, 2027, issued pursuant to the Indenture on the Closing Date.

     "Private Guarantee" means the Guarantee extended by the Depositor for the benefit of the Holders of Private Capital Securities pursuant to the Guarantee Agreement.

     "Private Placement Legend" means the legend substantially in the form attached as Exhibit I.

     "Property Trustee" means the commercial bank or trust company identified as the "Property Trustee" in the preamble to this Trust Agreement solely in its capacity as Property Trustee of the Trust heretofore created and continued hereunder and not in its individual capacity, or its successor in interest in such capacity, or any successor Property Trustee appointed as herein provided.

     "Purchase Agreement" means the Purchase Agreement, dated as of December 3, 1997, among the Trust, the Depositor and the Purchasers named in Schedule I thereto.

     "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

     "Quotation Agent" has the meaning set forth in the Indenture.

     "Redemption Date" means, with respect to any Trust Security to be redeemed, the date fixed for such redemption by or pursuant to this Trust Agreement; provided that each Debenture Prepayment Date and the stated maturity of the Debentures shall be a Redemption Date for a Like Amount of Trust Securities.

     "Redemption Price" has the meaning set forth in Section 4.2(a).

     "Registration Rights Agreements" means the Capital Securities Exchange and Registration Rights Agreement, the Debenture Exchange and Registration Rights Agreement and the Guarantee Exchange and Registration Rights Agreement, collectively.

     "Regulation S" means Regulation S under the Securities Act or any successor provision thereto and as may be amended from time to time.

     "Regulation S Global Security" has the meaning specified in Section 5.3(c).

     "Related Party" means, with respect to the Depositor, any direct or indirect wholly-owned subsidiary of the Depositor or any other Person that owns, directly or indirectly, 100% of the outstanding voting securities of the Depositor.

     "Relevant Trustee" has the meaning specified in Section 8.10.

     "Restricted Period" means the period of 40 consecutive days beginning on and including the later of (x) the day on which the offering of the Capital Securities commences or (y) the Closing Date.

     "Rule 144" means Rule 144 as promulgated under the Securities Act, or any successor provision thereto and as may be amended from time to time.

     "Rule 144A" means Rule 144A as promulgated under the Securities Act, or any successor provision thereto and as may be amended from time to time.

     "Rule 144(k)" means Rule 144(k) as promulgated under the Securities Act, or any successor provision thereto and as may be amended from time to time.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securities Register" and "Securities Registrar" have the respective meanings specified in Section 5.4.

     "Securityholder" means a Person in whose name a Trust Security or Trust Securities is or are registered in the Securities Register; any such Person shall be a beneficial owner within the meaning of the Delaware Business Trust Act.

     "Shelf Registration" has the meaning set forth in the Registration Rights Agreements.

     "Special Distributions" has the meaning specified in the Capital Securities Exchange and Registration Rights Agreement.

     "Special Event" has the meaning set forth in Section 4.2(a)(ii).

     "Special Event Redemption Price" means an amount in cash equal to the greater of (i) 100% of the Liquidation Amount of the Trust Securities and (ii) the sum, as determined by a Quotation Agent, of the present values of the principal amount and premium payable as part of the Optional Redemption Price on the Initial Optional Redemption Date together with the present values of scheduled payments of interest thereon from the prepayment date to and including the Initial Optional Redemption Date, in each case, discounted to the redemption date on a semi-annual basis (consisting of a 360-day year of twelve 30-day months) at the Adjusted Treasury Rate, plus, in each case, accumulated and unpaid Distributions thereon, if any, to but excluding the date of such redemption.

     "Special Interest" has the meaning specified in the Capital Securities Exchange and Registration Rights Agreement.

     "Stated Maturity" has the meaning set forth in the Indenture.

     "Successor Securities" has the meaning specified in Section 9.5.

     "Tax Event" means the receipt by the Depositor and the Trust of an Opinion of Counsel, from counsel who shall not be an officer or employee of the Depositor or its Affiliates, requested by the Depositor (a "Tax Event Opinion") to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative written decision or pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is made on or after December 8, 1997, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such Tax Event Opinion, subject to United States federal income tax with respect to income received or accrued on the Debentures, (ii) interest payable by the Depositor on the Debentures is not, or within 90 days of the date of such Tax Event Opinion, will not be, deductible by the Depositor, in whole or in part, for United States federal income tax purposes, or (iii) the Trust is, or will be within 90 days of the date of such Tax Event Opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     "Tax Event Opinion" has the meaning specified in the definition of a Tax Event.

     "Transfer Restriction Termination Date" means with respect to all or part of the Capital Securities, (i) the first day on which such Capital Securities (other than Capital Securities acquired by the Trust or the Depositor or any Affiliate thereof) may be sold pursuant to Rule 144(k), or (ii) the day on which such Capital Securities are sold pursuant to a Shelf Registration.

     "Trust" means the Delaware business trust created under the Original Trust Agreement and continued hereby and identified in Section 2.1.

     "Trust Agreement" means this Amended and Restated Trust Agreement, as the same may be modified, amended or supplemented in accordance with the applicable provisions hereof, including (i) all exhibits hereto, and (ii) for all purposes of this Trust Agreement and any such modification, amendment or supplement, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Trust Agreement and any such modification, amendment or supplement, respectively.

     "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

     "Trust Property" means (a) the Debentures, (b) any cash on deposit in, or owing to, the Payment Account and (c) all proceeds and rights in respect of the foregoing and any other property and assets for the time being held or deemed to be held by the Property Trustee pursuant to the trusts of this Trust Agreement.

     "Trust Security" means any one of the Common Securities or the Capital Securities. The Trust Securities represent undivided beneficial interests in the Trust Property.

     "Trust Securities Certificate" means any one of the Common Securities Certificates or the Capital Securities Certificates.

     "Trustees" means, collectively, the Property Trustee, the Delaware Trustee and the Administrative Trustees.

                                  ARTICLE II
                           CONTINUATION OF THE TRUST

     2.1 NAME. The Trust continued hereby shall be known as "Dominion Resources Capital Trust I" as such name may be modified from time to time by the Administrative Trustees following written notice to the Securityholders and the other Trustees, in which name the Trustees may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

     2.2 OFFICE OF THE DELAWARE TRUSTEE; PRINCIPAL PLACE OF BUSINESS. The name and address of the Delaware Trustee in the State of Delaware is Chase Manhattan Bank Delaware, 1201 Market Street, Wilmington, Delaware 19801,
Attention: Corporate Trustee Administration, or such other address in the State of Delaware as the Delaware Trustee may designate by written notice to the Securityholders and the Depositor. The principal executive office of the Trust is c/o Dominion Resources, Inc., 901 E. Byrd Street, Richmond, Virginia 23219,
Attention: Treasurer.

     2.3 INITIAL CONTRIBUTION OF TRUST PROPERTY; ORGANIZATIONAL EXPENSES. The Delaware Trustee acknowledges receipt in trust from the Depositor in connection with the Original Trust Agreement of the sum of ten dollars ($10), which constituted the initial Trust Property. The Depositor shall pay organizational expenses of the Trust as they arise or shall, upon request of any Trustee, promptly reimburse such Trustee for any such expenses paid by such Trustee. The Depositor shall make no claim upon the Trust Property for the payment of such expenses.

     2.4  ISSUANCE OF THE CAPITAL SECURITIES.

     The Trust shall be authorized to issue two classes of Capital Securities of which at no time shall there be more than $250,000,000 in Liquidation Amount outstanding. The two classes shall be designated as Private Capital Securities and Exchange Capital Securities.

          (a) The Depositor, on behalf of the Trust and pursuant to the Original Trust Agreement, executed and delivered the Purchase Agreement. Contemporaneously with the execution and delivery of this Trust Agreement, an Administrative Trustee, on behalf of the Trust, shall execute in accordance with
Section 5.2 and deliver to the Initial Purchasers Capital Securities Certificates representing Private Capital Securities, registered in the name of a nominee of the initial Clearing Agency, in an aggregate amount of 250,000 Capital Securities having an aggregate Liquidation Amount of $250,000,000, against payment by the Initial Purchasers of $250,000,000 (such amount including accumulated distributions from December 8, 1997, if any), which amount shall be wired to the Payment Account, or at the written direction of the Property Trustee, to the Depositor solely for satisfying the purchase price of the Debentures. Any such amount so directed to the Depositor shall be deemed for all purposes to be received by the Trust prior to the payment to the Depositor.

          (b) Contemporaneously with the exchange of Exchange Capital Securities pursuant to the Capital Securities Exchange and Registration Rights Agreement and the Exchange Offer, an Administrative Trustee, on behalf of the Trust, shall execute in accordance with Section 5.2, and deliver in accordance with any then applicable delivery instructions, Capital Securities Certificates in an aggregate amount having an aggregate Liquidation Amount equal to the aggregate Liquidation Amount of the Private Capital Securities then being exchanged.

     2.5 ISSUANCE OF THE COMMON SECURITIES; SUBSCRIPTION AND PURCHASE OF DEBENTURES. The Trust shall be authorized to issue one class of Common Securities of which at no time shall there be more than 7,732 in Liquidation Amount outstanding. Contemporaneously with the execution and delivery of this Trust Agreement and of the Capital Securities Certificates referred to in
Section 2.4, an Administrative Trustee, on behalf of the Trust, shall execute in accordance with Section 5.2 and deliver to the Depositor Common Securities Certificates, registered in the name of the Depositor, in an aggregate amount of 7,732 Common Securities having an aggregate Liquidation Amount of $7,732,000 against payment by the Depositor of $7,732,000 (such amount including accumulated distributions from December 8, 1997, if any) which amount shall be wired to the Payment Account, or at the written direction of the Property Trustee, to the Depositor solely for satisfying the purchase price of the Debentures. Any such amount so directed to the Depositor shall be deemed for all purposes to be received by the Trust prior to the payment to the Depositor.

     Contemporaneously therewith, an Administrative Trustee, on behalf of the Trust, shall subscribe for and purchase from the Depositor Private Debentures, registered in the name of the Property Trustee and having an aggregate principal amount equal to $257,732,000, and, in satisfaction of the purchase price for such Debentures, the Property Trustee, on behalf of the Trust, shall deliver to the Depositor the sum of $257,732,000 (such sum being the sum of the amounts delivered to the Property Trustee pursuant to (i) the second sentence of Section
2.4 and (ii) the first sentence of this Section 2.5).

     2.6 DECLARATION OF TRUST. The exclusive purposes and functions of the Trust are (a) to issue and sell Trust Securities (including the Exchange Capital Securities pursuant to the Exchange Offer and/or the

Private Capital Securities pursuant to a Shelf Registration), (b) to use the proceeds from the sale of Trust Securities to acquire the Private Debentures,
(c) to make Distributions to Holders, (d) to exchange the Private Debentures for the Exchange Debentures pursuant to the Indenture and to issue Exchange Capital Securities in exchange for the Capital Securities pursuant to the Exchange Offer and (e) to engage in those activities necessary, advisable or incidental thereto (such as registering the transfer of the Capital Securities). The Depositor hereby appoints, and/or confirms the appointment pursuant to the Original Trust Agreement of, the Property Trustee, the Delaware Trustee and the Administrative Trustees as trustees of the Trust, to have all the rights, powers and duties to the extent set forth herein, and the Property Trustee, the Delaware Trustee and the Administrative Trustees hereby accept such appointment. The Property Trustee hereby declares that it will hold the Trust Property in trust upon and subject to the conditions set forth herein for the benefit of the Trust and the Securityholders. The Administrative Trustees shall have all rights, powers and duties set forth herein and in accordance with applicable law with respect to accomplishing the purposes of the Trust. The Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities, of the Property Trustee or the Administrative Trustees set forth herein. The Delaware Trustee shall be one of the Trustees of the Trust for the sole and limited purpose of fulfilling the requirements of
Section 3807 of the Delaware Business Trust Act and accepting service of process on the Trust in the State of Delaware.

     2.7  AUTHORIZATION TO ENTER INTO CERTAIN TRANSACTIONS.

          (a) The Trustees shall conduct the affairs of the Trust in accordance with the terms of this Trust Agreement. Subject to the limitations set forth in paragraph (b) of this Section, and in accordance with the following provisions
(i) and (ii), the Trustees shall have the authority to enter into all transactions and agreements determined by the Trustees to be necessary or appropriate in exercising the authority, express or implied, otherwise granted to the Trustees under this Trust Agreement, and to perform all acts in furtherance thereof, including without limitation, the following:

               (i) As among the Trustees, each Administrative Trustee shall have the power and authority to act on behalf of the Trust with respect to the following matters:

                  (A) the issuance and sale of the Trust Securities including any agreements necessary with respect to such issuance and sale;

                  (B) to cause the Trust to enter into, and to execute, deliver and perform on behalf of the Trust, the Registration Rights Agreements, the Expense Agreement and the Certificate Depository Agreement and such other agreements as may be necessary or desirable in connection with the purposes and function of the Trust;

                  (C) assisting in the registration of the Exchange Offer and the Exchange Capital Securities (or assisting in the registration of the Private Capital Securities pursuant to a Shelf Registration) under the Securities Act and under the state securities or blue sky laws, and the qualification of this Trust Agreement as a trust indenture under the Trust Indenture Act, all in accordance with the Capital Securities Exchange and Registration Rights Agreement;

                  (D) subject to applicable principles of federal securities laws, assisting in any listing of the Exchange Capital Securities upon such securities exchange or exchanges as shall be determined by the Depositor and the registration of the Exchange Capital Securities under the Exchange Act and the preparation and filing of all periodic and other reports and other documents pursuant to the foregoing;

                  (E) the sending of notices (other than notices of default) and other information regarding the Trust
          Securities and the Debentures to the Securityholders in accordance with this Trust Agreement;

                  (F) the appointment of a Paying Agent and Securities Registrar in accordance with this Trust Agreement;

                  (G) executing the Trust Securities in accordance with this Trust Agreement;

                  (H) to the extent provided in this Trust Agreement, the winding up of the affairs of and liquidation of the Trust and the preparation, execution and filing of the certificate of cancellation with the Secretary of State of the State of Delaware;

                  (I) unless otherwise determined by the Depositor, the Property Trustee or the Administrative Trustees, or as otherwise required by the Delaware Business Trust Act or the Trust Indenture Act, to execute on behalf of the Trust (either acting alone or together with any or all of the Administrative Trustees) any documents that the Administrative Trustees have the power to execute pursuant to this Trust Agreement; and

                  (J) the taking of any action incidental to the foregoing as the Administrative Trustees may from time to time determine is necessary or advisable to give effect to the terms of this Trust Agreement for the benefit of the Securityholders (without consideration of the effect of any such action on any particular Securityholder).

               (ii) As among the Trustees, the Property Trustee shall have the power, duty and authority to act on behalf of the Trust with respect to the following matters:

                  (A) the establishment of the Payment Account;

                  (B)  the receipt of the Debentures;

                  (C) the collection of interest, principal and any other payments made in respect of the Debentures in the Payment Account;

                  (D) the distribution through the Paying Agent of amounts owed to the Securityholders in respect of the Trust Securities;

                  (E) the exercise of all of the rights, powers and privileges of a holder of the Debentures in accordance with the terms of this Trust Agreement;

                  (F) the sending of notices of default and other information regarding the Trust Securities and the Debentures to the Securityholders in accordance with this Trust Agreement;

                  (G) the distribution of the Trust Property in accordance with the terms of this Trust Agreement;

                  (H) to the extent provided in this Trust Agreement, the winding up of the affairs of and liquidation of the Trust and the execution of the certificate of cancellation with the Secretary of State of the State of Delaware;

                  (I) to exchange the Private Guarantee for the Exchange Guarantee pursuant to the Guarantee Exchange and Registration Rights Agreement in the exchange in connection with the Exchange Offer;

                  (J) to exchange the Private Debentures for the Exchange Debentures in an exchange in connection with the Exchange Offer pursuant to the Debenture Exchange and Registration Rights Agreement;

                  (K) to exchange the Private Capital Securities for the Exchange Capital Securities in an exchange in connection with the Exchange Offer pursuant to the Capital Securities and Exchange Rights Agreement;

                  (L) after an Event of Default (other than under paragraph (b), (c), (d) or (e) of the definition of such term if such Event of Default is by or with respect to the Property Trustee), the taking of any action incidental to the foregoing as the Property Trustee may from time to time determine is necessary or advisable to give effect to the terms of this Trust Agreement and protect and conserve the Trust Property for the benefit of the Securityholders (without consideration of the effect of any such action on any particular Securityholder) and, within 10 Business Days after the occurrence of any Event of Default actually known to an officer of the Property Trustee assigned to its Corporate Trust Office, to give notice thereof to the Securityholders; and

                  (M) except as otherwise provided in this Section 2.7(a)(ii), or in the Trust Indenture Act (regardless of whether applicable or not), the

          Property Trustee shall have none of the duties, liabilities, powers or the authority of the Administrative Trustees set forth in Section 2.7(a)(i).

          (b) So long as this Trust Agreement remains in effect, the Trust (or the Trustees acting on behalf of the Trust) shall not undertake any business, activities or transaction except as expressly provided herein or contemplated hereby. In particular, the Trustees on behalf of the Trust shall not (i) acquire any investments or engage in any activities not authorized by this Trust Agreement, (ii) sell, assign, transfer, exchange, mortgage, pledge, set-off or otherwise dispose of any of the Trust Property or interests therein, including to Securityholders, except as expressly provided herein, (iii) take any action that would cause the Trust to fail or cease to qualify as a "grantor trust" for United States federal income tax purposes, (iv) incur any indebtedness for borrowed money or issue any other debt or (v) take or consent to any action that would result in the placement of a Lien on any of the Trust Property. The Trustees shall defend all claims and demands of all Persons at any time claiming any Lien on any of the Trust Property adverse to the interest of the Trust or the Securityholders in their capacity as Securityholders.

          (c) In connection with the issuance and sale of the Capital Securities, the Depositor shall have the right and responsibility to assist the Trust with respect to, or effect on behalf of the Trust, the following (and any actions taken by the Depositor in furtherance of the following prior to the date of this Trust Agreement are hereby ratified and confirmed in all respects):

             (i) negotiation of the terms of, and the execution and delivery of, the Purchase Agreement providing for the sale of the Capital Securities;

            (ii) preparation of an application for designation of the Private Capital Securities for trading in the PORTAL Market at the time of issuance thereof;

           (iii) the preparation of an offering memorandum and the preparation and filing by the Trust with the Commission and the execution on behalf of the Trust of a registration statement on the appropriate form in relation to the Exchange Offer, including any amendments thereto and/or a "shelf" registration statement to register the Private Capital Securities, the Private Guarantee and the Private Debentures, in each case in accordance with the provisions of the Registration Rights Agreements;

            (iv) the determination of the states, if any, in which to take appropriate action to qualify or register for sale all or part of the Capital Securities and the Guarantee and the determination of any and all such acts, other than actions which must be taken by or on behalf of the Trust, and the advice to the Trustees of actions they must take on behalf of the Trust, and the preparation for execution and filing of any documents to be executed and filed by the Trust or on behalf of the Trust, as the Depositor deems necessary or advisable in order to comply with the applicable laws of any such state; and

             (v) any other actions necessary or desirable to carry out any of the foregoing activities.

          (d)  Notwithstanding anything herein to the contrary but subject to
Section 10.2, the Administrative Trustees are authorized and directed to conduct the affairs of the Trust and to operate the Trust so that the Trust will not be deemed to be an "investment company" required to be registered under the 1940 Act or fail or cease to be classified as a grantor trust for United States federal income tax purposes and so that the Debentures will be treated as indebtedness of the Depositor for United States federal income tax purposes. In this connection, the Depositor and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the Certificate of Trust or this Trust Agreement (including, without limitation, Section 10.2), that each of the Depositor and any Administrative Trustee determines in its discretion to be necessary or desirable for such purposes, as long as such action does not adversely affect in any material respect the interests of the Holders of the Capital Securities.

     2.8 ASSETS OF TRUST. The assets of the Trust shall consist of the Trust Property.

     2.9 TITLE TO TRUST PROPERTY. Legal title to all Trust Property shall be vested at all times in the Property Trustee (in its capacity as such) and shall be held and administered by the Property Trustee for the benefit of the Trust and the Securityholders in accordance with this Trust Agreement.

                                  ARTICLE III
                                PAYMENT ACCOUNT

     3.1  PAYMENT ACCOUNT.

          (a) On or prior to the Closing Date, the Property Trustee shall establish the Payment Account. The Property Trustee and any agent of the Property Trustee shall have exclusive control and sole right of withdrawal with respect to the Payment Account for the purpose of making deposits in and withdrawals from the Payment Account in accordance with this Trust Agreement. All monies and other property deposited or held from time to time in the Payment Account shall be held by the Property Trustee in the Payment Account for the exclusive benefit of the Securityholders and for distribution as herein provided, including (and subject to) any priority of payments provided for herein.

          (b) The Property Trustee shall deposit in the Payment Account, promptly upon receipt, all payments of principal of or interest on, and any other payments or proceeds with respect to, the Debentures. Amounts held in the Payment Account shall not be invested by the Property Trustee pending distribution thereof.


                                  ARTICLE IV
                           DISTRIBUTIONS; REDEMPTION

     4.1  DISTRIBUTIONS.

          (a) Distributions will be made on the Trust Securities at the rate per annum and on the dates that payments of interest are made on the Debentures. Distributions on the Trust Securities shall be cumulative, and will accumulate whether or not there are funds of the Trust available for the payment of Distributions. Distributions shall accumulate from December 8, 1997 and, except in the event (and to the extent) that the Depositor exercises its right to defer the payment of interest on the Debentures pursuant to the Indenture, shall be payable semiannually in arrears on June 1 and December 1 of each year, commencing on June 1, 1998. If payments on the Debentures are deferred by the Depositor, the Trust shall, in like manner, defer payment of Distributions on the Trust Securities, and Additional Distributions (compounded semi-annually) shall accumulate thereon for so long as the payment of interest on the Debentures is so deferred. If any date on which a Distribution is otherwise payable on the Trust Securities is not a Business Day, then the payment of such Distribution shall be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), in each case, with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with this Section 4.1(a), a "Distribution Date").

          (b) Assuming payments of interest on the Debentures are made when due and assuming compliance by the Depositor and the Trust with their obligations under the Capital Securities Exchange and Registration Rights Agreement (and before giving effect to any Additional Distributions, Special Distributions and Additional Tax Sums, if applicable), Distributions on the Trust Securities shall be payable at a rate of 7.83% per annum of the Liquidation Amount of the Trust Securities. The amount of Distributions payable for any full period shall be computed on the basis of a 360-day year of twelve 30-day months. The amount of Distributions for any partial period shall be computed on the basis of the number of days elapsed in a 360-day year of twelve 30-day months. The amount of Distributions payable for any period shall include the Additional Distributions, Special Distributions and Additional Tax Sums, if any.

          (c) Distributions on the Trust Securities shall be made by the Property Trustee from the Payment Account and shall be payable on each Distribution Date only to the extent that the Trust has funds then on hand and available in the Payment Account for the payment of such Distributions.

          (d) Distributions on the Trust Securities with respect to a Distribution Date shall be payable to the Holders thereof as they appear on the Securities Register for the Trust Securities on the relevant record date, which shall be the 15th day of the month immediately prior to the month in which the relevant Distribution Date occurs.

     4.2  REDEMPTION.

          (a) Upon the repayment of the Debentures at the Maturity thereof or prepayment thereof (in whole or in part) prior thereto in accordance with the terms thereof, the proceeds from such repayment or prepayment shall be contemporaneously applied by the Property Trustee (subject to the Property Trustee having received notice no later than 45 days prior to such repayment or prepayment) toward the mandatory redemption of a Like Amount of the Trust Securities at a redemption price equal to (i) in the case of the repayment of the Debentures on the Stated Maturity, the Maturity Redemption Price, (ii) in the case of the optional prepayment of the Debentures upon the occurrence and continuation of a Special Event, the Special Event Redemption Price and (iii) in the case of the optional prepayment of the Debentures other than as a result of the occurrence and continuance of a Special Event, the Optional Redemption Price. The Maturity Redemption Price, the Special Event Redemption Price and the Optional Redemption Price are referred to collectively as the "Redemption Price." Holders will be given not less than 20 nor more than 60 days notice of such redemption.

               (i) The Depositor shall have the right (in accordance with and subject to the conditions of the Indenture) to elect to prepay the Debentures in whole or in part at any time on or after December 1, 2007 (the "Initial Optional Redemption Date"), upon not less than 20 days and not more than 60 days notice, at the Optional Prepayment Price and, contemporaneously with such prepayment, a Like Amount of the Trust Securities shall be redeemed at the Optional Redemption Price on a pro rata basis. "Optional Redemption Price" shall mean a price equal to the percentage of the Liquidation Amount of Trust Securities to be redeemed plus accumulated and unpaid Distributions thereon, if any, to the applicable date of such redemption if redeemed during the 12 month period beginning on December 1 of the years indicated below:

               YEAR                      PERCENTAGE
               ----                      ----------

               2007                       103.915%
               2008                       103.524%
               2009                       103.132%
               2010                       102.741%
               2011                       102.349%
               2012                       101.958%
               2013                       101.566%
               2014                       101.174%
               2015                       100.783%
               2016                       100.391%
               2017 and thereafter        100.000%

               (ii) If at any time a Tax Event or an Investment Company Event (each a "Special Event") occurs, the Depositor shall have the right (in accordance with and subject to the conditions set forth in the Indenture) upon not less than 20 nor more than 60 days notice, to prepay the Debentures in whole, but not in part, within the 90 days following the occurrence of such Special Event (the "90 Day Period"), and, contemporaneously with such redemption, the Property Trustee shall cause a Like Amount of the Securities to be redeemed by the Trust (A) at any time prior to the Initial Option Redemption Date, at the Special Event Redemption Price and (B) thereafter, at the Optional Redemption Price, in either case, on a pro rata basis with the proceeds from such prepayment of Debentures.

          (b) Notice of redemption shall be given by the Property Trustee by first-class mail, postage prepaid, mailed not less than 20 nor more than 60 days prior to the Redemption Date to each Holder of Trust Securities to be redeemed, at such Holder's address appearing in the Security Register. All notices of redemption shall state:

               (i)   the Redemption Date;

               (ii) the Redemption Price, or if the Redemption Price cannot be calculated prior to the time the notice of redemption is required to be sent, the manner of calculation thereof;

               (iii) the CUSIP number;

               (iv) if less than all the Outstanding Trust Securities are to be redeemed, the identification and the total Liquidation Amount of the particular Trust Securities to be redeemed; and

               (v) that on the Redemption Date the Redemption Price will become due and payable upon each such Trust Security to be redeemed and that Distributions thereon will cease to accumulate on and after said date.

          (c) The Trust Securities redeemed on each Redemption Date shall be redeemed at the applicable Redemption Price with the proceeds from the contemporaneous prepayment or repayment redemption of Debentures. Redemptions of the Trust Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Trust has funds then legally available in the Payment Account for the payment of such Redemption Price.

          (d) If the Property Trustee gives a notice of redemption in respect of any Capital Securities, then, by 11:00 a.m., New York City time, on the Redemption Date, the Depositor shall deposit sufficient funds with the Property Trustee to pay the Redemption Price. If such deposit has been made, then, by 2:00 p.m., New York City time, on the Redemption Date, subject to Section 4.2(c), the Property Trustee will, with respect to Capital Securities evidenced by one or more Global Capital Securities Certificates, irrevocably deposit with the Clearing Agency for such Capital Securities funds sufficient to pay the applicable Redemption Price and will give such Clearing Agency irrevocable instructions and authority to pay the Redemption Price to the Holders thereof. With respect to Capital Securities evidenced by one or more Definitive Capital Securities Certificates, the Property Trustee, subject to Section 4.2(c), will irrevocably deposit with the Paying Agent funds sufficient to pay the applicable Redemption Price and will give the Paying Agent irrevocable instructions and authority to pay the Redemption Price with respect to such Capital Securities to the Holders thereof upon surrender of their Definitive Capital Securities Certificates. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Trust Securities called for redemption shall be payable to the Holders of such Trust Securities as they appear on the Securities Register for the Trust Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of Securityholders holding Trust Securities so called for redemption will cease, except the right of such Securityholders to receive the Redemption Price and any Distribution payable on or prior to the Redemption Date, but without interest, and such Trust Securities will cease to be outstanding. In the event that any date on which any Redemption Price is payable is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), in each case, with the same force and effect as if made on such date. In the event that payment of the Redemption Price in respect of any Trust Securities called for redemption is improperly withheld or refused and not paid either by the Trust or by the Depositor pursuant to the Guarantee, Distributions on such Trust Securities will continue to accumulate, at the then applicable rate, from the Redemption Date originally established by the Trust for such Trust Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

          (e) Payment of the Redemption Price on the Trust Securities shall be made by the Property Trustee to the Holders thereof as they appear on the Securities Register for the Trust Securities on a date to be established as the record date for the distribution by the Administrative Trustees, which date shall be not more than 45 days nor less than 15 days prior to the relevant Redemption Date.

          (f) Subject to Section 4.3(a), if less than all the Outstanding Trust Securities are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of Trust Securities to be redeemed shall be allocated on a pro rata basis (based on Liquidation Amounts) among the Common Securities and the Capital Securities. The particular Capital Securities to be redeemed shall be selected not less than 20 nor more than 60 days prior to the Redemption Date by the Property Trustee from the Outstanding Capital Securities not previously called for redemption, by such method (including, without limitation, on a pro rata basis or by lot) as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $1,000 or an integral multiple of $1,000 in excess thereof) of the Liquidation Amount of Capital Securities of a denomination larger than $1,000; provided, however, that redemption must be pro rata on the basis of the Outstanding Capital Securities held by each Holder unless the Property Trustee, advised by Opinion of Counsel, determines that non-pro rata redemption will not cause the Trust to fail or cease to be classified as a grantor trust for United States federal income tax purposes or, if the Trust might fail or cease to be classified as a grantor trust, will not cause the Trust to be classified as an association taxable as a corporation for United States federal income tax purposes. In any such proration the Property Trustee may make such adjustments so that any Capital Security to be redeemed shall, after such redemption, be in an authorized denomination, subject to Section 5.4(b). The Property Trustee shall promptly notify the Securities Registrar in writing of the Capital Securities selected for redemption and, in the case of any Capital Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of this Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Capital Securities shall relate, in the case of any Capital Securities redeemed or to be redeemed only in part, to the portion of the Liquidation Amount of Capital Securities that has been or is to be redeemed.

     4.3  SUBORDINATION OF COMMON SECURITIES.

          (a) Payment of Distributions on, and the Redemption Price of, the Trust Securities, as applicable, shall be made, subject to Section 4.2(f), pro rata among the Common Securities and the Capital Securities based on the Liquidation Amount of the Trust Securities; provided, however, that if on any Distribution Date or Redemption Date any Event of Default resulting from a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or the Redemption Price of, any Common Security, and no other payment on account of the redemption, liquidation or other acquisition of Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all Outstanding Capital Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all Outstanding Capital Securities, shall have been made or provided for, and all funds immediately available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or the Redemption Price of, Capital Securities then due and payable.

          (b) In the case of the occurrence of any Event of Default resulting from any Debenture Event of Default, the Holder of Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under this Trust Agreement until the effect of all such Events of Default with respect to the Capital Securities have been cured, waived or otherwise eliminated. Until any such Event of Default under this Trust Agreement with respect to the Capital Securities has been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the Holders of the Capital Securities and not the Holder of the Common Securities, and only the Holders of the Capital Securities will have the right to direct the Property Trustee to act on their behalf. If any such Event of Default is waived by the holders of the Capital Securities, such waiver will also constitute a waiver with respect to the holders of Common Securities for all purposes, without any further act, vote or consent.

     4.4 PAYMENT PROCEDURES. Payments of Distributions in respect of the Capital Securities shall be made by check mailed to the address of the Person entitled thereto as such address shall appear on the Securities Register or, if the Capital Securities are held by a Clearing Agency, such Distributions shall be made in immediately available funds to the Clearing Agency, which shall credit the relevant Persons' accounts at such Clearing Agency on the applicable Distribution Dates. Payments in respect of the Common Securities shall be made in such manner as shall be mutually agreed between the Property Trustee and the Common Securityholder.

     4.5 TAX RETURNS AND REPORTS. The Administrative Trustees shall prepare (or cause to be prepared) and file, at the Depositor's expense, all United States federal, State and local tax and information returns and reports required to be filed by or in respect of the Trust. In this regard, the Administrative Trustees shall (a) prepare and file (or cause to be prepared and filed) the appropriate Internal Revenue Service Form required to be filed in respect of the Trust in each taxable year of the Trust and (b) prepare and furnish (or cause to be prepared and furnished) to each Securityholder the appropriate Internal Revenue Service form required to be provided on such form. The Administrative Trustees shall provide the Depositor and the Property Trustee with a copy of all such returns and reports promptly after such filing or furnishing. The Trustees shall comply with United States federal withholding and backup withholding tax laws and information reporting requirements with respect to any payments to Securityholders under the Trust Securities.

     4.6 PAYMENT OF TAXES, DUTIES, ETC. OF THE TRUST. Upon receipt under the Debentures of Additional Tax Sums and the written direction of any of the Administrative Trustees, the Property Trustee shall promptly pay, solely out of monies on deposit pursuant to this Trust Agreement, any taxes, duties or governmental charges of whatsoever nature (other than withholding taxes) imposed on the Trust by the United States or any other taxing authority.

     4.7 REDUCTION FOR PAYMENTS UNDER INDENTURE OR PURSUANT TO DIRECT ACTIONS. Any amount payable hereunder to any Holder of Capital Securities shall be reduced by the amount of any corresponding payment such Holder (or an Owner with respect to the Holder's Capital Securities) has directly received pursuant to
Section 6.5 of the Indenture or Section 5.14 of this Trust Agreement. Notwithstanding any such payments, the Depositor shall remain obligated to pay the principal of or interest on the Debentures and the Depositor shall be subrogated to the rights of the Holder (and Owner) of such Capital Securities with respect to payments on the Capital Securities to the extent of any payments made by the Depositor to such Holder (and Owner) pursuant to either of such Sections.


                                   ARTICLE V
                         TRUST SECURITIES CERTIFICATES

     5.1 INITIAL OWNERSHIP. Upon the creation of the Trust and the contribution by the Depositor referred to Section 2.3 and until the issuance of the Trust Securities, and at any time during which no Trust Securities are outstanding, the Depositor shall be the sole beneficial owner of the Trust.

     5.2  THE TRUST SECURITIES CERTIFICATES; EXECUTION AND DELIVERY THEREOF.
The Capital Securities Certificates shall be issued in denominations of $1,000 Liquidation Amount and integral multiples of $1,000 in excess thereof (subject to Section 5.4(b)), and the Common Securities Certificates shall be issued in denominations of $1,000 Liquidation Amount and integral multiples of $1,000 in excess thereof. The Trust Securities Certificates shall be executed on behalf of the Trust by manual or facsimile signature of at least one Administrative Trustee. Typographical and other minor errors or defects in any reproduction of any such signature shall not affect the validity of any such Trust Security Certificate. Trust Securities Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefits of this Trust Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the delivery of such Trust Securities Certificates or did not hold such offices at the date of delivery of such Trust Securities Certificates. A transferee of a Trust Securities Certificate shall become a Securityholder, and shall be entitled to the rights and subject to the obligations of a Securityholder hereunder, upon due registration of such Trust Securities Certificate in such transferee's name pursuant to Sections 5.4, 5.11 and 5.13.

     At the Closing Date, the Administrative Trustees, or any of them, shall cause Trust Securities Certificates, in an aggregate Liquidation Amount as provided in Sections 2.4 and 2.5, to be executed on behalf of the Trust, authenticated and delivered to or upon the written order of the Depositor, signed by its Chairman of the Board, any Vice Chairman of the Board, its President, any Vice President, its Treasurer or any Assistant Treasurer or its Controller, without further corporate action by the Depositor, in authorized denominations. The Trust Securities Certificates shall not be valid until authenticated by the manual signature of an authorized officer of the Property Trustee, the signature of whom shall be conclusive evidence that the Trust Securities Certificates have been authenticated under this Trust Agreement.
Upon a written order of the Trust signed by one Administrative Trustee, the Property Trustee shall authenticate the Trust Securities Certificates for original issue. The Property trustee may appoint an authenticating agent acceptable to the Trust to authenticate the Trust Securities Certificates. An authenticating agent may authenticate the Trust Securities Certificates whenever the Property Trustee may do so. Each reference to authentication by the Property Trustee includes authentication by such agent. An authenticating agent has the same rights as the Property Trustee to deal with the Depositor or an Affiliate thereof.

     5.3  FORM OF TRUST SECURITIES CERTIFICATES.

          (a) A single Common Securities Certificate representing the Common Securities shall be issued to the Depositor in the form of a definitive Common Securities Certificate.

          (b) Capital Securities offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global Capital Securities, substantially in the form of Exhibit B (a "144A Global Security") deposited with the Clearing Agency or the Property Trustee as custodian for the Clearing Agency. Transfers of beneficial interests in the 144A Global Security will be subject to the restrictions on transfer contained in the Private Placement Legend and the Minimum Transfer Legend. Transfers of beneficial interests in the 144A Global Security will be made in accordance with the standing instructions and procedures of the Clearing Agency.

          (c) Capital Securities offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more permanent global Capital Securities, substantially in the form of Exhibit C (a "Regulation S Global Security") deposited with the Clearing Agency or the Property Trustee as custodian for the Clearing Agency. Prior to the expiration of the Restricted Period, interests in the Regulation S Global Security may only be held by

Clearing Agency Participants in the name of a nominee of Euroclear and Cedel and transfers of beneficial interests will be subject to the restrictions on transfer contained in the Private Placement Legend and the Minimum Transfer Legend. After the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Security will not be subject to any restrictions other than the restrictions contained in the Minimum Transfer Legend. After the expiration of the Restricted Period, beneficial interests in the Regulation S Global Security may be held by Clearing Agency Participants other than in the name of a nominee of Euroclear and Cedel. Transfers of beneficial interests in the Regulation S Global Security will be made in accordance with the standing instructions and procedures of the Clearing Agency and, prior to the expiration of the Restricted Period, Euroclear and Cedel.

          (d) Capital Securities offered and sold to Institutional Accredited Investors in reliance on Regulation D under the Securities Act shall be issued initially in the form of one or more Definitive Capital Securities Certificates, substantially in the form of Exhibit D, upon receipt by the Property Trustee of a written certificate in the form of Exhibit F (and/or such other certificates, legal opinions or other information as the Depositor may reasonably request to confirm that such transfer is exempt from the registration of the Securities
Act). Transfers of Definitive Capital Securities Certificates will be subject to the Private Placement Legend, the Minimum Transfer Legend and the requirements contained in Section 5.11(d)(1) or 5.11(d)(2). Any such Capital Securities which are subsequently registered pursuant to a Shelf Registration may continue to be held in definitive form, or may be exchanged for beneficial interests in a Global Capital Securities Certificate.

          (e) All Trust Securities shall be dated the date of their authentication.

          (f) Exchange Capital Securities shall be issued in global form (which form shall be substantially similar to Exhibit C hereto except that it shall bear only the Minimum Transfer Legend) deposited with the Property Trustee as custodian for the Clearing Agency or in such other form as the Administrative Trustees may direct and will bear only the Minimum Transfer Legend.

          (g) The Private Placement Legend shall be removed upon the request of any Holder after the expiration of (i) with respect to Capital Securities initially resold in reliance on Regulation S, the Restricted Period or (ii) with respect to Capital Securities initially resold to Institutional Accredited Investors or Qualified Institutional Buyers, the holding period applicable to sales of the Capital Securities under Rule

144(k) under the Securities Act or, in any case, such earlier time as a transfer of such Capital Securities is made pursuant to an effective registration statement under the Securities Act.

     5.4  REGISTRATION OF TRANSFER AND EXCHANGE OF CAPITAL SECURITIES
CERTIFICATES.

          (a) (i)   The Depositor shall keep or cause to be kept, at the office or agency maintained pursuant to Section 5.8, a register for the purpose of registering Trust Securities Certificates and registering transfers and exchanges of Capital Securities Certificates (the "Securities Register") in which the registrar designated by the Depositor (the "Securities Registrar"), subject to such reasonable regulations as it may prescribe, shall provide for the registration of Capital Securities Certificates and Common Securities Certificates and registration of transfers and exchanges of Capital Securities Certificates, subject to Section 5.4(b), Section 5.10, Section 5.11 and as may otherwise be provided herein. The Bank shall be the initial Securities Registrar. The Securities Registrar shall not be required to register the transfer or exchange of any Capital Securities (x) during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Capital Securities and ending at the close of business on the day of such mailing or (y) that have been selected for redemption in whole or in part, except the unredeemed portion of any Capital Security redeemed in part.

              (ii) Upon surrender for registration of transfer of any Capital Securities Certificate at the office or agency maintained pursuant to
     Section 5.8 and subject to compliance with Section 5.4(b) and Section 5.11, the Administrative Trustees or any one of them shall execute and deliver and the Property Trustee shall authenticate, in the name of the designated transferee or transferees, one or more new Capital Securities Certificates in authorized denominations of a like aggregate Liquidation Amount dated the date of such authentication. Subject to Section 5.11, at the option of a Holder, Capital Securities Certificates may be exchanged for other Capital Securities Certificates in authorized denominations of the same class and of a like aggregate Liquidation Amount upon surrender of the Capital Securities Certificates to be exchanged at the office or agency maintained pursuant to Section 5.8.

              (iii) Every Capital Securities Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to an Administrative Trustee and the Securities Registrar duly executed by the Holder or his attorney duly authorized in writing. Each Capital Securities Certificate surrendered for registration of transfer or exchange shall be canceled and subsequently disposed of by the Securities Registrar in accordance with such Person's customary practice; provided that no exchanges of Private Capital Securities for Exchange Capital Securities shall occur until a registration statement shall have been declared effective by the Commission and that any Private Capital Securities that are exchanged for Exchange Capital Securities shall be canceled by the Property Trustee.

               (iv) No service charge shall be made for any registration of transfer or exchange of Capital Securities Certificates, but the Securities Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Capital Securities Certificates.

               (v) All Trust Securities shall be dated the date of their authentication.

          (b) The Capital Securities (which includes both the Private Capital Securities and the Exchange Capital Securities) will be issued, and may be transferred, only in blocks having a Liquidation Amount of not less than $100,000 (100 Capital Securities). Any transfer, sale or other disposition of Capital Securities in a block having a Liquidation Amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the Owner or Holder of such Capital Securities for any purpose, including but not limited to the receipt of Distributions on such Capital Securities, and such transferee shall be deemed to have no interest whatsoever in such Capital Securities. All Capital Securities (including the Exchange Capital Securities) will bear the Minimum Transfer Legend.

     5.5  MUTILATED, DESTROYED, LOST OR STOLEN TRUST SECURITIES CERTIFICATES.
If (a) any mutilated Trust Securities Certificate shall be surrendered to the Securities Registrar, or if the Securities Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Trust Securities Certificate and (b) there shall be delivered to the Securities Registrar, the Property Trustee and the Administrative Trustees such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Trust Securities Certificate shall have been acquired by a bona fide purchaser, the Administrative Trustees, or any one of them, on behalf of the Trust shall execute and make available for delivery and the Property Trustee shall authenticate, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Securities Certificate, a new Trust Securities Certificate of like class, tenor and denomination. In connection with the issuance of any new Trust Securities Certificate under this Section, the Administrative Trustees or the Securities Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Trust Securities Certificate issued pursuant to this Section shall constitute conclusive evidence of an undivided beneficial interest in the Trust Property, as if originally issued, whether or not the lost, stolen or destroyed Trust Securities Certificate shall be found at any time. The provisions of this Section 5.5 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement of mutilated, destroyed, lost or stolen Trust Securities.

     5.6 PERSONS DEEMED SECURITYHOLDERS. The Trustees or the Securities Registrar shall treat the Person in whose name any Trust Securities Certificate shall be registered in the Securities Register as the owner of such Trust Securities Certificate for the purpose of receiving Distributions and for all other purposes whatsoever (subject to the record date provisions hereof), and neither the Trustees nor the Securities Registrar shall be bound by any notice to the contrary.

     5.7 ACCESS TO LIST OF SECURITYHOLDERS' NAMES AND ADDRESSES. At any time when the Property Trustee is not also acting as the Securities Registrar, the Depositor shall furnish or cause to be furnished to the Property Trustee not more than 5 days after each record date for payment of Distributions, and at such other time as the Property Trustee may request in writing within 30 days after receipt by the Depositor of any such request, a list, in such form as the Property Trustee may reasonably require containing all information in the possession or control of the Depositor other than the Property Trustee, as to the names and addresses of the Securityholders obtained (in the case of each list other than the first list) since the date as of which the next previous list was furnished; provided that the Depositor shall not be obligated to provide such list of Securityholders at any time the list of Securityholders does not differ from the most recent list of Securityholders given to the Property Trustee by the Depositor. Any such list may be dated as of a date not more than fifteen days prior to the time such information is furnished or caused to be furnished, and need not include information received after such date. The rights of Securityholders to communicate with other Securityholders with respect to their rights under this Trust Agreement or under the Trust Securities, and the corresponding obligations and rights of the Property Trustee, shall be as provided in the Trust Indenture Act. Each Holder, by receiving and holding a Trust Securities Certificate, and each Owner shall be deemed to have agreed not to hold the Depositor, the Property Trustee or the Administrative

Trustees accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

     5.8 MAINTENANCE OF OFFICE OR AGENCY FOR TRANSFERS. The Administrative Trustees shall maintain an office or offices or agency or agencies where Capital Securities Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustees in respect of the Trust Securities Certificates may be served. The Administrative Trustees initially designate The Chase Manhattan Bank, 450 West 33rd Street, New York, New York 10001, Attn: Corporate Trustee Administration, as their office or agency for such purposes. The Administrative Trustees shall give prompt written notice to the Depositor and to the Securityholders of any change in the location of the Securities Register or any such office or agency.

     5.9 APPOINTMENT OF PAYING AGENT. The Paying Agent shall make Distributions to Securityholders from the Payment Account and shall report the amounts of such Distributions to the Property Trustee and the Administrative Trustees. Any Paying Agent shall have the revocable power to withdraw funds from the Payment Account for the purpose of making the Distributions referred to above. The Administrative Trustees may revoke such power and remove the Paying Agent if such Trustees determine in their sole discretion that the Paying Agent shall have failed to perform its obligations under this Trust Agreement in any material respect. The Paying Agent shall initially be the Bank, and any co-paying agent chosen by the Bank, and acceptable to the Administrative Trustees and the Depositor. Any Person acting as Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Administrative Trustees, the Property Trustee and the Depositor. In the event that the Bank shall no longer be the Paying Agent or a successor Paying Agent shall resign or its authority to act be revoked, the Administrative Trustees shall appoint a successor that is acceptable to the Administrative Trustees and the Depositor to act as Paying Agent (which shall be a bank or trust company). The Administrative Trustees shall cause such successor Paying Agent or any additional Paying Agent appointed by the Administrative Trustees to execute and deliver to the Trustees an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Trustees that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Securityholders in a non-interest-bearing account in trust for the benefit of the Securityholders entitled thereto until such sums shall be paid to such Securityholders. The Paying Agent shall return all funds unclaimed after two years to the Depositor and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Property Trustee. The provisions of Sections 8.2, 8.4 and 8.6 herein shall apply to the Bank also in its role as Paying Agent, for so long as the Bank shall act as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

     5.10 OWNERSHIP OF COMMON SECURITIES BY DEPOSITOR; RESALE OF CAPITAL SECURITIES.

          (a) At the Closing Date, the Depositor shall acquire the Common Securities. Neither the Depositor nor any Related Party may transfer the Common Securities other than (i) to the Depositor or a Related party or (ii) pursuant to a transfer in connection with a consolidation or merger of the Depositor or any conveyance, transfer or sale by the Depositor, permitted by and pursuant to Article Eleven of the Indenture.

          (b) The Depositor and Trust agree that, beginning from the original issue date with respect to the Capital Securities through the time period referred to in Rule 144(k) under the Securities Act, they will not, and will not permit any of their "affiliates" (as defined under Rule 144 under the Securities
Act) to, resell any Capital Securities which constitute "restricted securities" under Rule 144 except pursuant to an effective registration statement under the Securities Act.

     5.11 BOOK-ENTRY INTERESTS; TRANSFERS AMONG CERTIFICATES.

          (a) Except as provided in Section 5.3(d), so long as the Capital Securities are eligible for book-entry settlement in the Clearing Agency or unless otherwise required by law, all Capital Securities that are so eligible will be represented by one or more Global Capital Securities Certificates deposited with the Clearing Agency or the Property Trustee as custodian for the Clearing Agency, by, or on behalf of, the Trust. No Owner of a beneficial interest in a Global Capital Securities Certificate will receive a Definitive Capital Securities Certificate representing such Owner's beneficial interest in the Capital Securities, except as provided in Section 5.11(f) below; provided, however, that, with respect to any Private Capital Security in global form, the Depositor shall request and the Trust shall issue a Definitive Capital Securities Certificate upon any transfer of a beneficial interest in such Private Capital Security to the Company or an Affiliate of the Company and no Definitive Capital Securities Certificate, or portion thereof, in respect of which the Company or an Affiliate of the Company held any beneficial interest shall be resold, retransferred or included in any Global Capital Security until such Private Capital Security is freely tradeable in accordance with Rule 144(k) or pursuant to an effective registration statement under the Securities Act.

          (b) 144A Global Securities shall initially be registered in the name of a nominee of the Clearing Agency and Regulation S Global Securities shall initially be registered in the name of a nominee of the Clearing Agency for the direct or indirect accounts of Euroclear and Cedel.

          (c) Transfers of interests in Private Capital Securities between any 144A Global Security and any Regulation S Global Security will be made in accordance with this Trust Agreement (including Section 5.11(d)(iii) and (iv), as applicable) and in accordance with the standing instructions and procedures of the Clearing Agency. The Property Trustee shall make appropriate endorsements to reflect increases or decreases in the amount of such Global Capital Securities.

          (d) Unless and until the earlier of (i) the date upon which Private Capital Securities are exchanged for Exchange Capital Securities in connection with an effective registration statement pursuant to the Capital Securities Exchange and Registration Rights Agreement or (ii) the Transfer Restriction Termination Date:

               (i)  Definitive to Definitive Transfers. Any transfer of a
                    ----------------------------------
     Definitive Capital Securities Certificate shall be registered on the Securities Register only upon receipt by the Property Trustee of such Definitive Capital Securities Certificate accompanied by a duly completed and executed assignment in the form attached to Exhibit D and, in the case of a transfer to an Institutional Accredited Investor, upon receipt by the Property Trustee of a written certificate in the form of Exhibit F (and/or such other certificates, legal opinions or other information as the Depositor may reasonably request to confirm that such transfer is exempt from the registration of the Securities Act);

               (ii) Definitive into a Global Capital Security. So long as
                    -----------------------------------------
     Private Capital Securities are eligible for book-entry settlement with the Clearing Agency or unless otherwise required by law, upon any transfer of a Definitive Capital Securities Certificate to a QIB in accordance with Rule 144A or to a non-U.S. Person in accordance with Regulation S, and upon receipt of the Definitive Capital Securities Certificate being so transferred accompanied by (i) a duly completed and executed assignment in the form attached to Exhibit D and (ii) (x) in the case of a transferee taking delivery in the form of a beneficial interest in a 144A Global Security, a written certificate in the form of Exhibit H or (y) in the case of a transferee taking delivery in the form of a beneficial interest in a Regulation S Global Security, a written certificate in the form of Exhibit G, the Property Trustee on behalf of the Trust shall make an endorsement on any 144A Global Security or any Regulation S Global Security, as the case may be, to reflect an increase in such Global Capital Security and the Property Trustee, on behalf of the Trust, shall cancel such Definitive Capital Securities Certificate.

               (iii) 144A Global Security into Regulation S Global Security.
                     ------------------------------------------------------
     Any transfer in accordance with Rule 904 of Regulation S of a beneficial interest in a 144A Global Security shall be reflected by an increase in the Regulation S Global Security and a corresponding decrease in the 144A Global Security only upon receipt by the Trustee of a written certificate in the form of Exhibit G (or such other certifications, legal opinions or other information as the Depositor may reasonably require to confirm that such transfer is being made pursuant to Rule 904); and

               (iv)  Regulation S Global Security into 144A Global Security.
                     ------------------------------------------------------
     Any transfer of a beneficial interest in a Regulation S Global Security to a transferee that takes delivery in the form of a beneficial interest in the 144A Global Security shall be reflected by an increase in the 144A Global Security and a corresponding decrease in the Regulation S Global Security and, prior to the expiration of the Restricted Period, only upon receipt by the Property Trustee of a written certificate in the form of Exhibit H (or such other certifications, legal opinions or other information as the Depositor may reasonably require).

          (e) Any Global Capital Security may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Trust Agreement as may be required by the Clearing Agency, by any national securities exchange or by the National Association of Securities Dealers, Inc. in order for the Private Capital Securities to be tradeable on the PORTAL Market or as may be required for the Private Capital Securities to be tradeable on any other market developed for trading of securities pursuant to Rule 144A or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange upon which the Capital Securities may be listed or traded (subject to applicable principles of federal securities laws) or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Capital Securities are subject.

          (f) Notwithstanding any other provisions of this Trust Agreement (other than the provisions set forth in this Section 5.11(f)), a Global Capital Security may not be exchanged in whole or in part for Definitive Capital Securities Certificates, and no transfer of a Global Capital Security may be registered, in the name of any Person other than the Clearing Agency or a nominee thereof unless (i) such Clearing Agency (A) has notified the Property Trustee and the Depositor that it is unwilling or unable to continue as Clearing Agency for such Global Capital Security or (B) has ceased to be a clearing agency registered as such under the Exchange Act and no successor Clearing Agency has been appointed by the Depositor within 90 days after its receipt of such notice or its becoming aware of such cessation of registration, (ii) there shall have occurred and be continuing an Event of Default, or any event which after notice or lapse of time or both would be an Event of Default under the Trust Agreement, with respect to such Capital Security or (iii) the Depositor in its sole discretion instructs the Property Trustee to exchange such Global Capital Security for Definitive Capital Securities Certificates.

          (g) Unless and until Definitive Capital Securities Certificates have been issued to Owners pursuant to Sections 5.11(f) and 5.13, the following provisions of this Section 5.11(g) shall govern the rights of Owners:

               (i) the Securities Registrar and the Trustees shall be entitled to deal with the Clearing Agency for all purposes of this Trust Agreement relating to the Global Capital Securities (including the payment of the Liquidation Amount of and Distributions on the Capital Securities evidenced by Global Capital Securities Certificates and the giving of instructions or directions to Owners of Capital Securities evidenced by Global Capital Securities) as the sole Holder of Capital Securities evidenced by Global Capital Securities and shall have no obligations to the Owners thereof; and

               (ii) the rights of the Owners of the Global Capital Securities shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Owners and the Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Certificate Depository Agreement, unless and until Definitive Capital Securities Certificates are issued pursuant to this Section 5.11 or Section 5.13, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments on the Capital Securities to such Clearing Agency Participants.

          (h) The Administrative Trustees shall inform the Property Trustee in writing of the Effective Time of the Exchange Offer or Shelf Registration. Upon the receipt of such notice from the Administrative Trustees, the Property Trustee will take such actions as shall be necessary to effectuate the exchange of any of the Private Capital Securities for Exchange Capital Securities or to acknowledge the sale of Capital Securities pursuant to a Shelf Registration, including but not limited to the issuance of Exchange Capital Securities in the form requested by the Administrative Trustees, the entry of decreases in the Regulation S Global Security and the 144A Global Security or, if applicable, the cancellation of Definitive Capital Securities Certificates.

     5.12 NOTICES TO CLEARING AGENCY. To the extent that a notice or other communication to the Owners is required under this Trust Agreement, unless and until Definitive Capital Securities Certificates shall have been issued to Owners pursuant to Section 5.13, the Trustees shall give all such notices and communications specified herein to be given to Owners to the Clearing Agency, and shall have no obligations to the Owners in respect thereof.

     5.13 PROCEDURES FOR ISSUANCE OF DEFINITIVE CAPITAL SECURITIES CERTIFICATES. Upon surrender to the Securities Registrar of the typewritten Capital Securities Certificate or Certificates representing the Global Capital Securities Certificates by the Clearing Agency upon occurrence of any of the events described in Section 5.11(f), accompanied by registration instructions from the Holders, the Administrative Trustees, or any one of them, shall execute, the Property Trustee shall authenticate and the Securities Registrar shall register the Definitive Capital Securities Certificates in accordance with the instructions of the Clearing Agency. Neither the Securities Registrar nor the Trustees shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Capital Securities Certificates, the Trustees shall recognize the Holders of the Definitive Capital Securities Certificates as Securityholders of record. The Definitive Capital Securities Certificates shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Administrative Trustees, as evidenced by the execution thereof by the Administrative Trustees or any one of them.

     5.14 RIGHTS OF SECURITYHOLDERS.

          (a) The legal title to the Trust Property is vested exclusively in the Property Trustee (in its capacity as such) in accordance with Section 2.9, and the Securityholders shall not have any right or title therein other than the undivided beneficial interest in the assets of the Trust conferred by their Trust Securities and they shall have no right to call for any partition or division of property, profits or rights of the Trust except as described below. The Trust Securities shall be personal property giving only the rights specifically set forth therein and in this Trust Agreement. The Trust Securities shall have no preemptive or similar rights. When issued and delivered to Securityholders against payment of the purchase price therefor, the Trust Securities will be fully paid and nonassessable undivided beneficial interests in the Trust Property. The Holders of the Trust Securities, in their capacities as such, shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

          (b) For so long as any Capital Securities remain Outstanding, if, upon a Debenture Event of Default, the Debenture Trustee fails or the Holders of not less than 25% in principal amount of the outstanding Debentures fail to declare the principal of all of the Debentures to be immediately due and payable, then the Holders of at least 25% in Liquidation Amount of the Capital Securities then Outstanding may so declare by notice in writing to the Depositor and the Debenture Trustee; and upon any such declaration such principal amount of and the accrued interest on all of the Debentures shall become immediately due and payable, provided that the payment of principal and interest on such Debentures shall remain subordinated to the extent provided in the Indenture. At any time after such a declaration of acceleration with respect to the Debentures has been made and before a judgment or decree for payment of the money due has been obtained by the Debenture Trustee as provided in the Indenture, the Holders of a majority in Liquidation Amount of the Capital Securities, by written notice to the Property Trustee, the Depositor and the Debenture Trustee, may rescind and annul such declaration and its consequences if:

               (i) the Depositor has paid or deposited with the Debenture Trustee a sum sufficient to pay

                    (A) all overdue installments of interest (including any Additional Interest, as defined in the Indenture) on all of the Debentures,

                    (B) the principal of (and premium, if any, on) any Debentures which have become due (other than by such declaration of acceleration), and interest thereon at the rate borne by the Debentures, and

                    (C) all sums paid or advanced by the Debenture Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Debenture Trustee and the Property Trustee, their agents and counsel and all amounts payable to the Debenture Trustee under Section 7.06 of the Indenture; and

               (ii) all Debenture Events of Default, other than the non-payment of the principal of the Debentures which has become due solely by such acceleration, have been cured or waived as provided in Article Six of the Indenture.

     The holders of a majority in aggregate Liquidation Amount of the Capital Securities may, on behalf of the Holders of all the Capital Securities, waive any past default under the Indenture, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Debenture. No such waiver shall affect any subsequent default or impair any right consequent thereon. If any such Event of Default is waived by the holders of the Capital Securities, such waiver will also constitute a waiver with respect to the holders of Common Securities for all purposes, without any further act, vote or consent.

     Upon receipt by the Property Trustee of written notice declaring such an acceleration, or rescission and annulment thereof, by Holders of the Capital Securities, a record date shall be established for determining Holders of Outstanding Capital Securities entitled to join in such notice, which record date shall be at the close of business on the day the Property Trustee receives such notice. The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such notice, whether or not such Holders remain Holders after such record date; provided, that, unless such declaration of acceleration, or rescission and annulment, as the case may be, shall have become effective by virtue of the requisite percentage of Holders having joined in such notice prior to the day which is 90 days after such record date, such notice of declaration of acceleration, or rescission and annulment, as the case may be, shall automatically and without further action by any Holder be canceled and of no further effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such 90-day period, a new written notice of declaration of acceleration, or rescission and annulment thereof, as the case may be, that is identical to a written notice which has been canceled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this Section 5.14(b).

          (c) For so long as any Capital Securities remain Outstanding, to the fullest extent permitted by law and subject to Article VI of the Indenture, upon a Debenture Event of Default specified in Section 6.1(a) or 6.1(b) of the Indenture, any Holder of Capital Securities shall have the right to institute a proceeding directly against the Depositor, pursuant to Article Six of the Indenture, for enforcement of payment to such Holder of the principal amount of (including, premium, if any) or interest on (including Additional Interest, if any), Debentures having a principal amount equal to the Liquidation Amount of the Capital Securities of such Holder (a "Direct Action"). Except as set forth in Section 5.14(b) and this Section 5.14(c), the Holders of Capital Securities shall have no right to exercise directly any right or remedy available to the holders of, or in respect of, the Debentures.

     The Holders of a majority in Liquidation Amount of the Capital Securities at the time Outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Property Trustee, or exercising any trust or power conferred on the Property Trustee with respect to such Capital Securities; provided, however, that the Property Trustee shall have the right to decline to follow any such direction if the Property Trustee, being advised by Opinion of Counsel determines that the action so directed may not lawfully be taken, or if the Property Trustee in good faith shall determine that the proceedings so directed would involve it in personal liability or be unduly prejudicial to the rights of Holders of Capital Securities not parties to such direction; and provided further that nothing in the Trust Agreement shall impair the right of the Property Trustee to take any action deemed proper by the Property Trustee and which is not inconsistent with such direction by such Securityholders.


                                  ARTICLE VI
                   ACTS OF SECURITYHOLDERS; MEETINGS; VOTING

     6.1  LIMITATIONS ON VOTING RIGHTS.

          (a) Except as provided in this Section, in Sections 5.14, 8.10 and
10.2 and in the Indenture and as otherwise required by law, no Holder of Capital Securities shall have any right to vote or in any manner otherwise control the administration, operation and management of the Trust or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Trust Securities

Certificates, be construed so as to constitute the Securityholders from time to time as partners or members of an association.

          (b) So long as any Debentures are held by the Property Trustee, the Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Debenture Trustee with respect to such Debentures, (ii) waive any past default which is waivable under the Indenture,
(iii) exercise any right to rescind or annul a declaration that the principal of all the Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Debentures, where the consent of the holders of Debentures shall be required, without, in each case, obtaining the prior approval of the Holders of at least a majority in Liquidation Amount of all Outstanding Capital Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior written consent of each Holder of Capital Securities. The Trustees shall not revoke any action previously authorized or approved by a vote of the Holders of Capital Securities, except by a subsequent vote of the Holders of Capital Securities. In accordance with Section 8.3, the Property Trustee shall notify all Holders of the Capital Securities of any notice of default received from the Debenture Trustee with respect to the Debentures. In addition to obtaining the foregoing approvals of the Holders of the Capital Securities, prior to taking any of the foregoing actions, the Trustees shall, at the expense of the Depositor, obtain an Opinion of Counsel to the effect that such action shall not cause the Trust to fail or cease to be classified as a grantor trust for United States federal income tax purposes.

          (c) If any proposed amendment to this Trust Agreement provides for, or the Trustees otherwise propose to effect, any action that would adversely affect in any material respect the powers, preferences or special rights of the Capital Securities, whether by way of amendment to this Trust Agreement or otherwise, then the Holders of Outstanding Capital Securities as a class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of the Holders of at least a majority in Liquidation Amount of the Outstanding Capital Securities, except as otherwise provided in Section 10.2(c). Notwithstanding any other provision of this Trust Agreement, no amendment to this Trust Agreement may be made if, as a result of such amendment, it would cause the Trust to fail or cease to be classified as a grantor trust for United States Federal income tax purposes.

     6.2 NOTICE OF MEETINGS. Notice of all meetings of the Capital Securityholders, stating the time, place and purpose of the meeting, shall be given by the Property Trustee pursuant to Section 10.8 to each Capital Securityholder of record, at his registered address, at least 15 days and not more than 90 days before the meeting. At any such meeting, any business properly before the meeting may be so considered whether or not stated in the notice of the meeting. Any adjourned meeting may be reconvened without further notice.

     6.3 MEETINGS OF CAPITAL SECURITYHOLDERS. No annual meeting of Securityholders is required to be held. The Administrative Trustees, however, shall call a meeting of Capital Securityholders to vote on any matter upon the written request of the Capital Securityholders of record of 25% of the Capital Securities (based upon their Liquidation Amount) and the Administrative Trustees or the Property Trustee may, at any time in their discretion, call a meeting of Capital Securityholders to vote on any matters as to which Capital Securityholders are entitled to vote.

     Capital Securityholders of record of 50% of the Outstanding Capital Securities (based upon their Liquidation Amount), present in person or by proxy, shall constitute a quorum at any meeting of Capital Securityholders.

     If a quorum is present at a meeting, an affirmative vote by the Capital Securityholders of record present, in person or by proxy, holding not less than a majority of the Capital Securities (based upon their Liquidation Amount) held by the Capital Securityholders of record present, either in person or by proxy, at such meeting shall constitute the action of the Capital Securityholders, unless this Trust Agreement requires a greater or lesser number of affirmative votes.

     6.4 VOTING RIGHTS. Securityholders shall be entitled to one vote for each $1,000 of Liquidation Amount represented by their Trust Securities in respect of any matter as to which such Securityholders are entitled to vote.

     6.5 PROXIES, ETC. At any meeting of Securityholders, any Securityholder entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Administrative Trustees, or with such other officer or agent of the Trust as the Administrative Trustees may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of the Property Trustee, proxies may be solicited in the name of the Property Trustee or one or more officers of the Property Trustee. Only Securityholders of record shall be entitled to vote. When Trust Securities are held jointly by several Persons, any one of them may vote at any meeting in person or by proxy in respect of such Trust Securities, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Trust Securities. A proxy purporting to be executed by or on behalf of a Securityholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger.

     6.6 SECURITYHOLDER ACTION BY WRITTEN CONSENT. Any action that may be taken by Securityholders at a meeting may be taken without a meeting if Securityholders holding not less than a majority of all Outstanding Trust Securities (based upon their Liquidation Amount) entitled to vote in respect of such action (or such larger or lesser proportion thereof as shall be required by any express provision of this Trust Agreement) shall consent to the action in writing.

     6.7  RECORD DATE FOR VOTING AND OTHER PURPOSES.  Except as provided in
Section 5.14(b), for the purposes of determining the Securityholders who are entitled to notice of and to vote at any meeting or by written consent, or to participate in any Distribution on the Trust Securities in respect of which a record date is not otherwise provided for in this Trust Agreement, or for the purpose of any other action, the Administrative Trustees may from time to time fix a date, not more than 90 days prior to the date of any meeting of Securityholders or the payment of a Distribution or other action, as the case may be, as a record date for the determination of the identity of the Securityholders of record for such purposes.

     6.8 ACTS OF SECURITYHOLDERS. Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Trust Agreement to be given, made or taken by Securityholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securityholders in person or by an agent duly appointed in writing; and, except as otherwise expressly provided herein, such action shall become effective when such instrument or instruments are delivered to an Administrative Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Securityholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Trust Agreement and (subject to Section 8.2) conclusive in favor of the Trustees, if made in the manner provided in this Section.

     The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which any Trustee receiving the same deems sufficient. The ownership of Capital Securities shall be proved by the Securities Register. Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Securityholder of any Trust Security shall bind every future Securityholder of the same Trust Security and the Securityholder of every Trust Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustees or the Trust in reliance thereon, whether or not notation of such action is made upon such Trust Security.

     Without limiting the foregoing, a Securityholder entitled hereunder to take any action hereunder with regard to any particular Trust Security may do so with regard to all or any part of the Liquidation Amount of such Trust Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such Liquidation Amount.

     If any dispute shall arise between the Securityholders and the Administrative Trustees or among such Securityholders or Trustees with respect to the authenticity, validity or binding nature of any request, demand, authorization, direction, consent, waiver or other Act of such Securityholder or Trustee under this Article VI, then the determination of such matter by the Property Trustee shall be conclusive with respect to such matter.

     6.9 INSPECTION OF RECORDS. Upon reasonable notice to the Administrative Trustees and the Property Trustee, the records of the Trust shall be open to inspection by Securityholders during normal business hours for any purpose reasonably related to such Securityholder's interest as a Securityholder.


                                  ARTICLE VII
                        REPRESENTATIONS AND WARRANTIES

     7.1 REPRESENTATIONS AND WARRANTIES OF THE BANK, THE PROPERTY TRUSTEE AND THE DELAWARE TRUSTEE. The initial Property Trustee and the initial Delaware Trustee, each severally on behalf of and as to itself, hereby represents and warrants for the benefit of the Depositor and the Securityholders that:

          (a) the Property Trustee is a New York banking corporation duly organized, validly existing and in good standing under the laws of the State of New York;

          (b) the Property Trustee has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;

          (c) the Delaware Trustee is a Delaware banking corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with its principal place of business in the State of Delaware;

          (d) the Delaware Trustee has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;

          (e) this Trust Agreement has been duly authorized, executed and delivered by the Property Trustee and the Delaware Trustee and constitutes the valid and legally binding agreement of each of the Property Trustee and the Delaware Trustee enforceable against each of them in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

          (f) the execution, delivery and performance of this Trust Agreement have been duly authorized by all necessary corporate or other action on the part of the Property Trustee and the Delaware Trustee and do not require any approval of stockholders of the Property Trustee and the Delaware Trustee and such execution, delivery and performance will not (i) violate the charter or By-laws of the Property Trustee or the Delaware Trustee, or (ii) violate any law, governmental rule or regulation of the United States, the State of New York or the State of Delaware, as the case may be, governing the banking, trust or general powers of the Property Trustee or the Delaware Trustee (as appropriate in context) or any order, judgment or decree applicable to the Property Trustee or the Delaware Trustee; and

          (g) neither the authorization, execution or delivery by the Property Trustee or the Delaware Trustee of this Trust Agreement nor the consummation of any of the transactions by the Property Trustee or the

Delaware Trustee (as appropriate in context) contemplated herein requires the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to any governmental authority or agency under the laws of the United States, the State of New York or the State of Delaware, as the case may be, governing the banking, trust or general powers of the Property Trustee or the Delaware Trustee, as the case may be.

     Any successor Property Trustee or Delaware Trustee, as the case may be, shall make similar representations and warranties as contained in this Section
7.1 for the benefit of the Depositor and the Securityholders.


                                 ARTICLE VIII
                                 THE TRUSTEES

     8.1  CORPORATE PROPERTY TRUSTEE REQUIRED; ELIGIBILITY OF TRUSTEES.

          (a) There shall at all times be a Property Trustee hereunder with respect to the Trust Securities who is not an Affiliate of the Depositor. The Property Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or the requirements of its federal or state supervising or examining authority, then, for the purposes of this Section 8.1(a), the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Property Trustee with respect to the Trust Securities shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

          (b) There shall at all times be one or more Administrative Trustees hereunder with respect to the Trust Securities. Each Administrative Trustee shall be either a natural person who is at least 21 years of age or a legal entity that shall act through one or more persons authorized to bind that entity. No natural person shall be eligible to act as an Administrative Trustee hereunder unless such person is an officer of the Depositor or an Affiliate of the Depositor.

          (c) There shall at all times be a Delaware Trustee with respect to the Trust Securities. The Delaware Trustee shall either be (i) a natural person who is at least 21 years of age and a resident of the State of Delaware or (ii) a legal entity with its principal place of business in the State of Delaware and that otherwise meets the requirements of applicable Delaware law that shall act through one or more persons authorized to bind such entity.

     8.2  CERTAIN DUTIES AND RESPONSIBILITIES.

          (a) The duties and responsibilities of the Trustees shall be as provided by this Trust Agreement and, in the case of the Property Trustee, by the Trust Indenture Act, and no implied covenants or obligations shall be read into this Trust Agreement against the Property Trustee. Notwithstanding the foregoing, no provision of this Trust Agreement shall require the Trustees to expend or risk their own funds or otherwise incur any financial liability in the performance of any of their duties hereunder, or in the exercise of any of their rights or powers, if they shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Trust Agreement relating to the conduct or affecting the liability of or affording protection to the Trustees shall be subject to the provisions of this Section.

          (b) All payments made by the Property Trustee or a Paying Agent in respect of the Trust Securities shall be made only from the revenue and proceeds from the Trust Property and only to the extent that there shall be sufficient revenue or proceeds from the Trust Property to enable the Property Trustee or a Paying Agent to make payments in accordance with the terms hereof. Each Securityholder, by its acceptance of a Trust Security, agrees that it will look solely to the revenue and proceeds from the Trust Property to the extent legally available for distribution to it as herein provided and that the Trustees are not personally liable to it for any amount distributable in respect of any Trust Security or for any other liability in respect of any Trust Security. This
Section 8.2(b) does not limit the liability of the Trustees expressly set forth elsewhere in this Trust Agreement or, in the case of the Property Trustee, in the Trust Indenture Act.

          (c) No provision of this Trust Agreement shall be construed to relieve the Property Trustee from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that:

              (i) In the absence of bad faith on its part, the Property Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Property Trustee and conforming to the requirements of this Trust Agreement;

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

               (ii) the Property Trustee shall not be liable for any error of judgment made in good faith by an authorized officer of the Property Trustee, unless it shall be proved that the Property Trustee was negligent in ascertaining the pertinent facts;

               (iii) the Property Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in Liquidation Amount of the Capital Securities or Common Securities, as the case may be, relating to the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or exercising any trust or power conferred upon the Property Trustee under this Trust Agreement;

               (iv) the Property Trustee's sole duty with respect to the custody, safe keeping and physical preservation of the Debentures and the Payment Account shall be to deal with such property in a similar manner as the Property Trustee deals with similar property for its own account, subject to the protections and limitations on liability afforded to the Property Trustee under this Trust Agreement and the Trust Indenture Act;

               (v) the Property Trustee shall not be liable for any interest on any money received by it except as it may otherwise agree with the Depositor; and money held by the Property Trustee need not be segregated from other funds held by it, except in relation to the Payment Account maintained by the Property Trustee pursuant to Section 3.1 and except to the extent otherwise required by law; and

               (vi) the Property Trustee shall not be responsible for monitoring the compliance by the Administrative Trustees or the Depositor with their respective duties under this Trust Agreement, nor shall the Property Trustee be liable for the default or misconduct of the Administrative Trustees or the Depositor.

     8.3 CERTAIN NOTICES. Within 10 Business Days after the occurrence of any Event of Default actually known to an officer of the Property Trustee assigned to its Corporate Trust Office, the Property Trustee shall transmit, in the manner and to the extent provided in Section 10.8, notice of such Event of Default to the Securityholders, the

Administrative Trustees and the Depositor, unless such Event of Default shall have been cured or waived.

     Within ten Business Days after the receipt of notice of the Depositor's exercise of its right to defer the payment of interest on the Debentures pursuant to the Indenture, any Administrative Trustee shall transmit, in the manner and to the extent provided in Section 10.8, notice of such exercise to the Property Trustee, unless such exercise shall have been revoked, whereupon the Property Trustee in similar manner shall promptly give notice to the Securityholders of such exercise or revocation of deferral.

     8.4  CERTAIN RIGHTS OF PROPERTY TRUSTEE.  Subject to the provisions of
Section 8.2 and except as provided by law:

          (a) the Property Trustee may rely, and shall be fully protected in acting or refraining from acting in good faith, upon any resolution, Opinion of Counsel, Officers' Certificate, written representation of a Holder or transferee, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, appraisal, bond, debenture, note, other evidence of indebtedness or other paper or document reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties;

          (b) if (i) in performing its duties under this Trust Agreement the Property Trustee is required to decide between alternative courses of action or
(ii) in construing any of the provisions of this Trust Agreement the Property Trustee finds the same ambiguous or inconsistent with any other provisions contained herein or (iii) the Property Trustee is unsure of the application of any provision of this Trust Agreement, then, except as to any matter as to which the Capital Securityholders are entitled to vote under the terms of this Trust Agreement, the Property Trustee shall deliver a notice to the Depositor requesting written instructions of the Depositor as to the course of action to be taken and the Property Trustee shall take such action, or refrain from taking such action, as the Property Trustee shall be instructed in writing to take, or to refrain from taking, by the Depositor; provided, however, that if the Property Trustee does not receive such instructions of the Depositor within ten Business Days after it has delivered such notice, or such reasonably shorter period of time set forth in such notice (which to the extent practicable shall not be less than two Business Days), it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Trust Agreement as it shall deem advisable and in the best interests of the Securityholders, in which event the Property Trustee shall have no liability except for its own bad faith, negligence or willful misconduct;

          (c) the Property Trustee may consult with counsel of its selection (which counsel may be counsel to the Property Trustee or the Depositor or any of its Affiliates, and may include any of its or their employees) and the advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in reliance thereon and in accordance with such advice or opinion;

          (d) the Property Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement at the request or direction of any of the Securityholders pursuant to this Trust Agreement, unless such Securityholders shall have offered to the Property Trustee such adequate security or indemnity against the costs, expenses and liabilities that might be incurred by it in complying with such request or direction;

          (e) the Property Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, bond, or other paper or document, unless requested in writing to do so by one or more Securityholders;

          (f) the Property Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys, provided, however, that the Property Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent or attorney appointed with due care by it hereunder;

          (g) any direction or act of the Depositor contemplated by this Trust Agreement shall be sufficiently evidenced by an Officers' Certificate;

          (h) whenever in the administration of this Trust Agreement, the Property Trustee shall deem it desirable that a matter be established before undertaking, suffering or omitting any action hereunder, the Property Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Depositor;

          (i) the Property Trustee shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement or any filing under tax or securities laws) or any rerecording, refiling or reregistration thereof;

          (j) whenever in the administration of this Trust Agreement the Property Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder the Property Trustee (i) may request instructions from the Holders of the Trust Securities, which instructions may only be given by the Holders of the same proportion in Liquidation Amount of the Trust Securities as would be entitled to direct the Property Trustee under the terms of the Trust Securities in respect of such remedy, right or action, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in acting in accordance with such instructions;

          (k) except as otherwise expressly provided by this Trust Agreement, the Property Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Trust Agreement; and

          (l) the Property Trustee shall not be charged with knowledge of an Event of Default, or an event which with the giving of notice or the passage of time or both would constitute an Event of Default, unless an officer of the Property Trustee assigned to its Corporate Trust Office obtains actual knowledge of such event or the Property Trustee receives written notice of such event from the Depositor, any other Trustee or any Securityholder.

     No provision of this Trust Agreement shall be deemed to impose any duty or obligation on the Property Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Property Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Property Trustee shall be construed to be a duty.

     8.5 NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF SECURITIES. The recitals contained herein and in the Trust Securities Certificates shall be taken as the statements of the Trust, and the Trustees do not assume any responsibility for their correctness. The Trustees shall not be accountable for the use or application by the Depositor of the proceeds of the Debentures.

     8.6 MAY HOLD SECURITIES. Any Trustee or any other agent of any Trustee or the Trust, in its individual or any other capacity, may become the owner or pledgee of Trust Securities and, subject to Sections 8.8 and 8.13 and except as provided in the definition of the term "Outstanding" in Article I, may otherwise deal with the Trust with the same rights it would have if it were not a Trustee or such other agent.

     8.7  COMPENSATION; INDEMNITY; FEES.  The Depositor agrees:

          (a) to pay to the Trustees from time to time such compensation as shall be agreed in writing between the Depositor and the Trustees for all services rendered by the Trustees hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (b) except as otherwise expressly provided herein, to reimburse the Trustees upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustees in accordance with any provision of this Trust Agreement (including the reasonable compensation and the expenses and disbursements of their agents and counsel), except any such expense, disbursement or advance as may be attributable to their negligence, willful misconduct or bad faith;

          (c) to indemnify and hold harmless (i) each Trustee, (ii) any Affiliate of any Trustee, (iii) any officer, director, shareholder, employee, representative or agent of any Trustee, and (iv) any employee or agent of the Trust or its Affiliates (referred to herein as an "Indemnified Person") from and against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder; and

     The provisions of this Section 8.7 shall survive the termination of this Trust Agreement and the resignation or removal of any Trustee.

     No Trustee may claim any lien or charge on any Trust Property as a result of any amount due pursuant to this Section 8.7.

     8.8 CONFLICTING INTERESTS. If the Property Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Property Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trustee Indenture Act and this Trust Agreement.

     8.9 CO-TRUSTEES AND SEPARATE TRUSTEE. At any time or times, for the purpose of conforming to the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, the Depositor and the Administrative

Trustees, except in such instances as set forth in the following sentence, by agreed action of the majority of such Trustees, shall have power to appoint, and upon the written request of the Administrative Trustees, the Depositor shall for such purpose join with the Administrative Trustees in the execution, delivery, and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Property Trustee either to act as co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to the extent required by law to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. If the Depositor does not join in such appointment within 15 days after the receipt by it of a request so to do, or in case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment. Any co-trustee or separate trustee appointed pursuant to this Section shall either be (i) a natural person who is at least 21 years of age and a resident of the United States or (ii) a legal entity with its principal place of business in the United States that shall act through one or more persons authorized to bind such entity.

     Should any written instrument from the Depositor be required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right, or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Depositor; provided, however, that, if a Debenture Event of Default shall have occurred and be continuing, the Property Trustee may execute any such instrument on behalf of the Depositor as its agent and attorney-in-fact therefor.

     Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

          (a) The Trust Securities shall be executed and delivered and all rights, powers, duties, and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustees specified hereunder, shall be exercised, solely by such Trustees and not by such co-trustee or separate trustee.

          (b) The rights, powers, duties, and obligations hereby conferred or imposed upon the Property Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Property Trustee or by the Property Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Property Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co- trustee or separate trustee.

          (c) The Property Trustee at any time, by an instrument in writing executed by it, with the written concurrence of the Depositor, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section, and, in case a Debenture Event of Default has occurred and is continuing, the Property Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Depositor. Upon the written request of the Property Trustee, the Depositor shall join with the Property Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal; provided, however, that, if a Debenture Event of Default shall have occurred and be continuing, the Property Trustee may execute any such instruments or agreements on behalf of the Depositor as its agent and attorney-in-fact therefor. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section.

          (d) No co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Property Trustee or any other trustee hereunder.

          (e) The Trustees shall not be liable by reason of any act of a co-trustee or separate trustee.

          (f) Any Act of Holders delivered to the Property Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

     8.10 RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR. No resignation or removal of any Trustee (the "Relevant Trustee") and no appointment of a successor to any Relevant Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 8.11.

     Subject to the immediately preceding paragraph, the Relevant Trustee may resign at any time by giving written notice thereof to the Securityholders and the Depositor. Upon giving such notice, a successor Trustee shall be appointed in accordance with the second succeeding paragraph. If a successor is not so appointed within a reasonable time not to exceed thirty days from the date of the Relevant Trustee's notice of resignation, or if for any reason the instrument of acceptance by the successor Trustee required by Section 8.11 shall not have been delivered to the Relevant Trustee within thirty days after giving of such notice of resignation, the Relevant Trustee may petition a court of competent jurisdiction in the State of Delaware to appoint a successor.

     Unless a Debenture Event of Default has occurred and is continuing, any Trustee may be removed at any time by the Holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by Holders of a majority in Liquidation Amount of the Outstanding Capital Securities. In no event will the Holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Depositor, as Holder of the Common Securities. Upon removal of any Relevant Trustee, the successor to the Relevant Trustee may be appointed in accordance with the next paragraph. If a successor is not so appointed within a reasonable time not to exceed thirty days from the date of the Relevant Trustee's removal, or if for any reason the instrument of acceptance by the successor Trustee required by Section 8.11 shall not have been delivered to the Relevant Trustee within thirty days of such removal, the Relevant Trustee may petition a court of competent jurisdiction in the State of Delaware to appoint a successor Trustee.

     If any Trustee shall resign, be removed or become incapable of continuing to act as Trustee, or if a vacancy shall occur in the office of any Trustee for any cause, at a time when no Debenture Event of Default shall have occurred and be continuing, the Common Securityholder, by Act of the Common Securityholder delivered to the Relevant Trustee, shall promptly appoint a successor Trustee or Trustees, and such successor Trustee shall comply with the applicable requirements of Section 8.11. If the Property Trustee or the Delaware Trustee shall resign, be removed or become incapable of continuing to act as the Property Trustee or the Delaware Trustee, as the case may be or, if a vacancy shall occur in such office for any cause, at a time when a Debenture Event of Default shall have occurred and be continuing, the Capital Securityholders, by Act of the Securityholders of a majority in Liquidation Amount of the Capital Securities then Outstanding delivered to the Relevant Trustee, shall promptly appoint a successor Trustee or Trustees, and such successor Trustee or Trustees shall comply with the applicable requirements of Section 8.11. If an Administrative Trustee shall resign, be removed or become incapable of acting as Administrative Trustee or, if a vacancy shall occur in such office for any cause, at a time when a Debenture Event of Default shall have occurred and be continuing, the Common Securityholder by Act of the Common Securityholder delivered to the Relevant Trustee shall promptly appoint a successor Administrative Trustee or Administrative Trustees and such successor Administrative Trustee or Administrative Trustees shall comply with the applicable requirements of Section 8.11. If no successor Trustee shall have been so appointed by the Common Securityholder or the Capital Securityholders, as the case may be, and accepted appointment in the manner required by Section 8.11, any Securityholder who has been a Securityholder of Trust Securities for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

     The Property Trustee shall give notice of each resignation, removal or other vacancy of a Trustee, and of each appointment of a successor Trustee, to all Securityholders in the manner provided in Section 10.8 and shall give notice to the Depositor. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office if it is the Property Trustee.

     Notwithstanding the foregoing or any other provision of this Trust Agreement, in the event any Administrative Trustee or a Delaware Trustee who is a natural person dies or becomes, in the opinion of the Depositor, incompetent or incapacitated, the vacancy created by such death, incompetence or incapacity may be filled by (a) the unanimous act of the remaining Administrative Trustees if there are at least two of them or (b) otherwise by the Depositor (with the successor in each case being a Person who satisfies the eligibility requirement for Administrative Trustees or Delaware Trustee, as the case may be, set forth in Section 8.1).

     8.11 ACCEPTANCE OF APPOINTMENT BY SUCCESSOR. In case of the appointment hereunder of a successor to a Relevant Trustee, the Relevant Trustee and such successor Trustee shall execute and deliver an amendment hereto wherein such successor Trustee shall accept such appointment and which shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, such successor Trustee all of the rights, powers, trusts and duties of the Relevant Trustee with respect to the Trust Securities and the Trust.

     Upon the execution and delivery of such amendment, the resignation or removal of the Relevant Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance by any Person, shall become vested with the rights, powers, trusts and duties of the Relevant Trustee; but, on request of the Trust or any successor Trustee such Relevant Trustee shall, upon payment of its charges, duly assign, transfer and deliver to such successor Trustee all Trust Property, all proceeds thereof and money held by such Relevant Trustee hereunder with respect to the Trust Securities and the Trust.

     Upon request of any such successor Trustee, the Trust shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph.

     No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

     8.12 MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS. Any Person into which the Property Trustee or the Delaware Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Relevant Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of such Relevant Trustee, shall be the successor of such Relevant Trustee hereunder, provided such Person shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

     8.13 PROPERTY TRUSTEE MAY FILE PROOFS OF CLAIMS. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other similar judicial proceeding relative to the Trust or any other obligor upon the Trust Securities or the property of the Trust or of such other obligor or their creditors, the Property Trustee (irrespective of whether any Distributions or other amounts due on the Trust Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Property Trustee shall have made any demand on the Trust for the payment of any past due Distributions or such other amounts) shall be entitled and empowered, to the fullest extent permitted by law, by intervention in such proceeding or otherwise:

          (a) to file and prove a claim for the whole amount of any Distributions and other amounts owing and unpaid in respect of the Trust Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Property Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Property Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

          (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Property Trustee and, in the event the Property Trustee shall consent to the making of such payments directly to the Holders, to pay to the Property Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Property Trustee, its agents and counsel, and any other amounts due the Property Trustee under Section 8.7.

     Nothing herein contained shall be deemed to authorize the Property Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Trust Securities or the rights of any Holder thereof or to authorize the Property Trustee to vote in respect of the claim of any Holder in any such proceeding.

     8.14 REPORTS BY PROPERTY TRUSTEE.

          (a) Not later than November 15 of each year commencing November 15, 1998, the Property Trustee shall transmit to all Securityholders in accordance with Section 10.8, and to the Depositor, a brief report dated as of the immediately preceding September 15 concerning the Property Trustee and its actions under this Trust Agreement if and as may be required pursuant to Section 313(a) of the Trust Indenture Act.

          (b) In addition the Property Trustee shall transmit to Securityholders such other reports concerning the Property Trustee and its actions under this Trust Agreement as would be required pursuant to the Trust Indenture Act were this Trust Agreement to be qualified under the Trust Indenture Act at the times and in the manner provided pursuant thereto.

          (c) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Property Trustee with any interdealer quotation system or self-regulatory organization upon which the Trust Securities are designated for trading, with the Commission and with the Depositor.

     8.15 REPORTS TO THE PROPERTY TRUSTEE. The Depositor and the Administrative Trustees on behalf of the Trust shall provide to the Property Trustee such documents, reports and information as required by Section 314 of the Trust Indenture Act (if any) and the compliance certificate required by Section 314(a)(4) of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act, such compliance certificate to be delivered annually on or before 120 days after the end of each fiscal year of the Depositor.

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

     8.16 EVIDENCE OF COMPLIANCE WITH CONDITIONS PRECEDENT. Each of the Depositor and the Administrative Trustees on behalf of the Trust shall provide to the Property Trustee such evidence of compliance with such conditions precedent, if any, provided for in this Trust Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) of the Trust Indenture Act shall be given in the form of an Officers' Certificate.

     8.17 NUMBER OF TRUSTEES.

          (a) The initial number of Trustees shall be four, provided that the Holder of all of the Common Securities by written instrument may increase or decrease the number of Administrative Trustees. The Property Trustee and the Delaware Trustee may be the same Person.

          (b) If a Trustee ceases to hold office for any reason and the number of Administrative Trustees is not reduced pursuant to Section 8.17(a), or if the number of Trustees is increased pursuant to Section 8.17(a), a vacancy shall occur. The vacancy shall be filled with a Trustee appointed in accordance with the provisions of Section 8.10 relating to appointment of a successor Trustee upon resignation of a Trustee.

          (c) The death, resignation, retirement, removal, bankruptcy, incompetence or incapacity to perform the duties of a Trustee shall not operate to dissolve, terminate or annul the Trust. Whenever a vacancy in the number of Administrative Trustees shall occur, until such vacancy is filled by the appointment of an Administrative Trustee in accordance with Section 8.10, the Administrative Trustees in office, regardless of their number (and notwithstanding any other provision of this Agreement), shall have all the powers granted to the Administrative Trustees and shall discharge all duties imposed upon the Administrative Trustees by this Trust Agreement.

     8.18 DELEGATION OF POWER.

          (a) Any Administrative Trustee may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purpose of executing any documents contemplated in Section 2.7(a) or making any other governmental filing; and

          (b) The Administrative Trustees shall have power to delegate from time to time to such of their number or to the Depositor the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Administrative Trustees or otherwise as the Administrative Trustees may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of this Trust Agreement, as set forth herein.


                                  ARTICLE IX
                      TERMINATION, LIQUIDATION AND MERGER

     9.1 TERMINATION UPON EXPIRATION DATE. Unless earlier terminated, the Trust shall automatically terminate on December 31, 2028 (the "Expiration Date"), following the distribution of the Trust Property in accordance with
Section 9.4.

     9.2 EARLY TERMINATION. The first to occur of any of the following events is an "Early Termination Event":

          (a) the commencement by the Depositor of a voluntary case under Chapter 7 or Chapter 11 of the federal Bankruptcy Code or any other similar state or federal law now or hereafter in effect, or the consent by the Depositor to the entry of a decree or order for relief in an involuntary case under any such law, or the consent by the Depositor to the appointment of or the taking of possession by a liquidating agent or committee, conservator or receiver of the Depositor or any substantial part of its property or the general assignment by the Depositor for the benefit of its creditors, or the admission by the Depositor in writing of its inability to pay its debts as they become due;

          (b) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Depositor in an involuntary case under Chapter 7 or Chapter 11 of the federal Bankruptcy Code or any other similar state or federal law now or hereafter in effect, and the continuance of any such decree or order unstayed and in effect for a period of 60 days, or the appointment of or the taking of possession by a liquidating agent or committee, conservator or receiver of the Depositor or any substantial part of its property and the continuance of any such appointment unstayed and in effect for a period of 60 days;

          (c)  the dissolution or liquidation of the Depositor;

          (d) the written direction to the Property Trustee from the Depositor at any time to dissolve the Trust and distribute Debentures to Securityholders in exchange for a Like Amount of the Trust Securities (which direction is optional and wholly within the discretion of the Depositor), subject to the Depositor having received an Opinion of Counsel to the effect that such distribution will not be a taxable event for United States federal income tax purposes to Holders of Capital Securities;

          (e) the redemption of all of the Trust Securities in connection with the redemption of all the Debentures; and

          (f) the entry of an order for dissolution of the Trust by a court of competent jurisdiction.

     9.3 TERMINATION. The respective obligations and responsibilities of the Trustees and the Trust created and continued hereby shall terminate upon the latest to occur of the following: (a) the distribution by the Property Trustee to Securityholders upon the liquidation of the Trust pursuant to Section 9.4, or upon the redemption of all of the Trust Securities pursuant to Section 4.2, of all cash or securities required to be distributed hereunder upon the final payment of the Trust Securities; (b) the payment of any and all expenses owed or liabilities by the Trust; and (c) the discharge of all administrative duties of the Administrative Trustees, including the performance of any tax reporting obligations with respect to the Trust or the Securityholders.

     9.4  LIQUIDATION.

          (a)  If an Early Termination Event specified in clause (a), (b), (c),
(d) or (f) of Section 9.2 occurs or upon the Expiration Date, the Trust shall be liquidated by the Trustees as expeditiously as the Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to each Securityholder a Like Amount of Debentures, subject to Section 9.4(d). Notice of liquidation shall be given by the Property Trustee by first-class mail, postage prepaid mailed not later than 20 nor more than 60 days prior to the Liquidation Date to each Holder of Trust Securities at such Holder's address appearing in the Securities Register. All notices of liquidation shall:

               (i)  state the Liquidation Date;

              (ii) state that from and after the Liquidation Date, the Trust Securities will no longer be deemed to be Outstanding and any Trust Securities Certificates not surrendered for exchange will be deemed to represent a Like Amount of Debentures; and

             (iii) provide such information with respect to the mechanics by which Holders may exchange Trust Securities Certificates for Debentures, or if Section 9.4(d) applies receive a Liquidation Distribution, as the Administrative Trustees or the Property Trustee shall deem appropriate.

          (b) Except where Section 9.2(c) or 9.4(d) applies, in order to effect the liquidation of the Trust and distribution of the Debentures to Securityholders, the Property Trustee shall establish a record date for such distribution (which shall be not more than 45 days nor less than 20 days prior to the Liquidation Date) and, either itself acting as exchange agent or through the appointment of a separate exchange agent, shall establish such procedures as it shall deem appropriate to effect the distribution of Debentures in exchange for the Outstanding Trust Securities Certificates.

          (c) Except where Section 9.2(c) or 9.4(d) applies, after the Liquidation Date, (i) the Trust Securities will no longer be deemed to be Outstanding, (ii) certificates representing a Like Amount of Debentures will be issued to Holders of Trust Securities Certificates, upon surrender of such certificates to the Property Trustee or its agent for exchange, (iii) any Trust Securities Certificates not so surrendered for exchange will be deemed to represent a Like Amount of Debentures, accruing interest at the rate provided for in the Debentures from the last Distribution Date on which a Distribution was made on such Trust Securities Certificates until such certificates are so surrendered (and until such certificates are so surrendered, no payments of interest or principal will be made to Holders of Trust Securities Certificates with respect to such Debentures) and (iv) all rights of Securityholders holding Trust Securities will cease, except the right of such Securityholders to receive the Like Amount of Debentures upon surrender of Trust Securities Certificates.

          (d)  In the event that, notwithstanding the other provisions of this
Section 9.4, whether because of an order for dissolution entered by a court of competent jurisdiction or otherwise, distribution of the Debentures in the manner provided herein is determined by the Property Trustee not to be practicable, the Trust Property shall be liquidated, and the Trust shall be dissolved, wound-up and terminated, by the Property Trustee in such manner as the Property Trustee determines. In such event, on the date of the dissolution of the Trust, Securityholders will be entitled to receive out of the assets of the Trust available for distribution to Securityholders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the Liquidation Amount per Trust Security plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If, upon any such dissolution, winding up or termination, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then, subject to the next succeeding sentence, the amounts payable directly by the Trust on the Trust Securities shall be paid on a pro rata basis (based upon Liquidation Amounts). The Holder of the Common Securities will be entitled to receive Liquidation Distributions upon any such dissolution, winding-up or termination pro rata (determined as aforesaid) with Holders of Capital Securities, except that, if a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities.

     9.5 MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUST. The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any Person, except pursuant to this Article IX. At the request of the Depositor, with the consent of the Administrative Trustees but without the consent of the Holders of the Capital Securities, the Property Trustee or the Delaware Trustee, the Trust may merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State; provided, however, that (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Capital Securities or (b) substitutes for the Capital Securities other securities having substantially the same terms as the Capital Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Capital Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Depositor expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Debentures, (iii) the Successor Securities are listed, or any Successor Securities will (subject to applicable principles of federal securities laws) be listed upon notification of issuance, on any national securities exchange or other organization on which the Capital Securities are then listed, if any, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders of the Capital Securities (including any Successor Securities) in any material respect (other than with respect to a dilution of such Holder's interest in the new entity), (vi) such successor entity has a purpose substantially identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Depositor has received an opinion from independent counsel to the Trust to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders of the Capital Securities (including any Successor Securities) in any material respect (other than with respect to a dilution of such Holder's interest in the new entity), and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act and (viii) the Depositor or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of Holders of 100% in Liquidation Amount of the Capital Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other Person or permit any other Person to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.


                                   ARTICLE X
                           MISCELLANEOUS PROVISIONS

     10.1 LIMITATION OF RIGHTS OF SECURITYHOLDERS TO TERMINATE TRUST. Subject to Section 9.2, the death, incapacity, dissolution, liquidation, termination or bankruptcy of any Person having an interest, beneficial or otherwise, in Trust Securities shall not operate to terminate this Trust Agreement, dissolve, terminate or annul the Trust, nor entitle the legal representatives, successors or heirs of such Person or any Securityholder for such Person, to claim an accounting, take any action or bring any proceeding in any court for a partition or winding up of the arrangements contemplated hereby, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     10.2 AMENDMENT.

          (a) This Trust Agreement may be amended from time to time by the Property Trustee, the Delaware Trustee, the Administrative Trustees and the Depositor, without the consent of any Securityholders, (i) to cure any ambiguity, correct or supplement any provision herein that may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Trust Agreement, which shall not be inconsistent with the other provisions of this Trust Agreement or (ii) to modify, eliminate or add to any provisions of this Trust Agreement to such extent as shall be necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an investment company under the 1940 Act; provided, however, that, in the case of clause (i), any such action shall not adversely affect in any material respect the interests of any Securityholder, and any amendments of this Trust Agreement shall become effective when notice thereof is given to the Securityholders.

          (b) Except as provided in Section 10.2(c) hereof, any provision of this Trust Agreement may be amended by the Trustees and the Depositor with (i) the consent of Trust Securityholders representing not less than a majority (based upon Liquidation Amounts) of the Trust Securities then Outstanding and
(ii) receipt by the Trustees of an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to the Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from status of an investment company under the 1940 Act.

          (c) In addition to and notwithstanding any other provision in this Trust Agreement, without the consent of each affected Securityholder (such consent being obtained in accordance with Section 6.3 or 6.6 hereof), this Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a Securityholder to institute suit for the enforcement of any such payment on or after such date; and, notwithstanding any other provision herein, without the unanimous consent of the Securityholders (such consent being obtained in accordance with Section 6.3 or 6.6 hereof), this paragraph (c) of this Section 10.2 may not be amended.

          (d) Notwithstanding any other provision of this Trust Agreement, no Trustee shall enter into or consent to any amendment to this Trust Agreement which would cause the Trust to fail or cease to qualify for the exemption from status of an investment company under the 1940 Act or fail or cease to be classified as a grantor trust for United States federal income tax purposes.

          (e) Notwithstanding anything in this Trust Agreement to the contrary, without the consent of the Depositor, this Trust Agreement may not be amended in a manner which imposes any additional obligation on the Depositor.

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

          (f) In the event that any amendment to this Trust Agreement is made, the Administrative Trustees shall promptly provide to the Depositor a copy of such amendment.

          (g) Neither the Property Trustee nor the Delaware Trustee shall be required to enter into any amendment to this Trust Agreement which affects its own rights, duties or immunities under this Trust Agreement. The Property Trustee shall be entitled to receive an Opinion of Counsel and an Officers' Certificate stating that any amendment to this Trust Agreement is in compliance with this Trust Agreement.

     10.3 SEPARABILITY. In case any provision in this Trust Agreement or in the Trust Securities Certificates shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     10.4 GOVERNING LAW. THIS TRUST AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF EACH OF THE SECURITYHOLDERS, THE TRUST AND THE TRUSTEES WITH RESPECT TO THIS TRUST AGREEMENT AND THE TRUST SECURITIES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES), PROVIDED, THAT THE IMMUNITIES AND STANDARD OF CARE OF THE PROPERTY TRUSTEE IN CONNECTION WITH THE ADMINISTRATION OF ITS TRUSTS AND DUTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

     10.5 PAYMENTS DUE ON NON-BUSINESS DAY. If the date fixed for any payment on any Trust Security shall be a day that is not a Business Day, then such payment need not be made on such date but may be made on the next succeeding day that is a Business Day, with the same force and effect as though made on the date fixed for such payment, and no interest shall accrue thereon for the period after such date.

     10.6 SUCCESSORS. This Trust Agreement shall be binding upon and shall inure to the benefit of any successor to the Depositor, the Trust or the Relevant Trustee, including any successor by operation of law.

     10.7 HEADINGS. The Article and Section headings are for convenience only and shall not affect the construction of this Trust Agreement.

     10.8 REPORTS, NOTICES AND DEMANDS. Any report, notice, demand or other communication which by any provision of this Trust Agreement is required or permitted to be given or served to or upon any Securityholder or the Depositor may be given or served in writing by deposit thereof, first-class postage prepaid, in the United States mail, by hand delivery or by facsimile transmission, in each case, addressed, (a) in the case

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

of a Capital Securityholder, to such Capital Securityholder as such Securityholder's name and address may appear on the Securities Register; and (b) in the case of the Common Securityholder or the Depositor, to Dominion Resources, Inc., 901 E. Byrd Street, Richmond, Virginia 23219, Attention:
Treasurer, Facsimile No.: (804) 775-5819 (until another address is designated by notice to the Trustees). Such notice, demand or other communication to or upon a Securityholder shall be deemed to have been sufficiently given or made, for all purposes, upon hand delivery, mailing or transmission.

     Any notice, demand or other communication which by any provision of this Trust Agreement is required or permitted to be given or served to or upon the Trust, the Property Trustee, the Delaware Trustee or the Administrative Trustees shall be given in writing addressed (until another address is designated by notice to the other parties hereto) as follows: (a) with respect to the Property Trustee to The Chase Manhattan Bank, 450 West 33rd Street, New York, New York 10001, Attention: Corporate Trustee Administration, Facsimile No.:
(212) 946-8159/60, (b) with respect to the Delaware Trustee, to Chase Manhattan Bank Delaware, 1201 Market Street, Wilmington, Delaware 19001, Attention:
Corporate Trustee Administration, Facsimile No. (302) 984-4903: and (c) with respect to the Administrative Trustees, to them at the address above for notices to the Depositor, marked "Attention: Administrative Trustees of Dominion Resources Capital Trust I, Facsimile No.: (804) 775-5819. Such notice, demand or other communication to or upon the Trust, the Property Trustee or the Delaware Trustee shall be deemed to have been sufficiently given or made only upon actual receipt of the writing by the Trust, the Property Trustee or the Delaware Trustee, as the case may be.

     10.9 FISCAL YEAR. The fiscal year ("Fiscal Year") of the Trust shall be a 52/53-week year corresponding with that of the Depositor, or such other year as is required by the Code.

     10.10     CERTAIN ACCOUNTING MATTERS.

          (a) At all times during the existence of the Trust, the Administrative Trustees shall keep, or cause to be kept, full books of account, records and supporting documents, which shall reflect in reasonable detail, each transaction of the Trust. The books of account shall be maintained on the accrual method of accounting, in accordance with generally accepted accounting principles, consistently applied. The Trust shall use the accrual method of accounting for United States federal income tax purposes. The books of account and the records of the Trust shall be examined by and reported upon as of the end of each Fiscal Year of the Trust by a firm of independent certified public accountants selected by the Administrative Trustees.

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

          (b) The Administrative Trustees shall cause to be duly prepared and delivered to each of the Holders, any annual United States federal income tax information statement, required by the Code, containing such information with regard to the Securities held by each Holder as is required by the Code and the Treasury Regulations.

          (c) The Administrative Trustees shall cause to be duly prepared and filed with the appropriate taxing authority, an annual United States federal income tax return, on a Form 1041 or such other form required by United States federal income tax law, and any other annual income tax returns required to be filed by the Administrative Trustees on behalf of the Trust with any state or local taxing authority.

     10.11 BANKING. The Trust shall maintain one or more bank accounts in the name and for the sole benefit of the Trust; provided, however, that all payments of funds in respect of the Debentures held by the Property Trustee shall be made directly to the Payment Account and no other funds of the Trust shall be deposited in the Payment Account. The sole signatories for such accounts shall be designated by the Administrative Trustees; provided, however, that the Property Trustee shall designate the signatories for the Payment Account.

     10.12 WITHHOLDING. The Trust and the Administrative Trustees shall comply with all withholding requirements under United States federal, state and local law. The Trust shall request, and the Holders shall provide to the Trust, such forms or certificates as are necessary to establish an exemption from withholding with respect to each Holder, and any representations and forms as shall reasonably be requested by the Trust to assist it in determining the extent of, and in fulfilling, its withholding obligations. The Administrative Trustees shall file required forms with applicable jurisdictions and, unless an exemption from withholding is properly established by a Holder, shall remit amounts withheld with respect to the Holder to applicable jurisdictions. To the extent that the Trust is required to withhold and pay over any amounts to any authority with respect to Distributions or allocations to any Holder, the amount withheld shall be deemed to be a Distribution in the amount of the withholding to the Holder. In the event of any claim over withholding, Holders shall be limited to an action against the applicable jurisdiction. If the amount required to be withheld was not withheld from actual Distributions made, the Trust may reduce subsequent Distributions by the amount of such withholding.

     10.13     TRUST INDENTURE ACT; CONFLICT WITH TRUST INDENTURE ACT.

          (a) This Trust Agreement is intended to be in conformity with the provisions of the Trust Indenture Act that would be required to be part of this Trust Agreement were this Trust Agreement to be qualified under the Trust Indenture Act and shall, to the extent applicable, be governed by such provisions.

          (b) The Property Trustee shall be the only Trustee which is a trustee for the purposes of the Trust Indenture Act.

          (c) If any provision hereof limits, qualifies or conflicts with the duties imposed under Sections 310 through 318 of the Trust Indenture Act were this Trust Agreement to be qualified under the Trust Indenture Act, such duties shall control. If any provision of this Trust Agreement modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the Trust Indenture Act provision shall be deemed to apply to this Trust Agreement as so modified or excluded, as the case may be.

          (d) The application of the Trust Indenture Act to this Trust Agreement shall not affect the nature of the Trust Securities as equity securities representing undivided beneficial interests in the assets of the Trust.

     10.14 ACCEPTANCE OF TERMS OF TRUST AGREEMENT, GUARANTEE, REGISTRATION RIGHTS AGREEMENTS AND INDENTURE. THE RECEIPT AND ACCEPTANCE OF A TRUST SECURITY OR ANY INTEREST THEREIN BY OR ON BEHALF OF A SECURITYHOLDER OR ANY BENEFICIAL OWNER, WITHOUT ANY SIGNATURE OR FURTHER MANIFESTATION OF ASSENT, SHALL CONSTITUTE THE UNCONDITIONAL ACCEPTANCE BY THE SECURITYHOLDER AND ALL OTHERS HAVING A BENEFICIAL INTEREST IN SUCH TRUST SECURITY OF ALL THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT AND AGREEMENT TO THE SUBORDINATION PROVISIONS AND OTHER TERMS OF THE GUARANTEE, THE REGISTRATION RIGHTS AGREEMENTS AND THE INDENTURE, AND SHALL CONSTITUTE THE AGREEMENT OF THE TRUST, SUCH SECURITYHOLDER AND SUCH OTHERS THAT THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT SHALL BE BINDING, OPERATIVE AND EFFECTIVE AS BETWEEN THE TRUST AND SUCH SECURITYHOLDER AND SUCH OTHERS.

     10.15 COUNTERPARTS. This Trust Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

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

     IN WITNESS WHEREOF, the parties have executed this Amended and Restated Trust Agreement of Dominion Resources Capital Trust I as of the date first above written.

                                        DOMINION RESOURCES, INC.


                                        By: /s/ Edgar M. Roach, Jr.
                                            -------------------------------
                                            Name:  Edgar M. Roach, Jr.
                                            Title: Executive Vice President



                                        THE CHASE MANHATTAN BANK
                                        as Property Trustee


                                        By: /s/ G. McFarlane
                                            -------------------------------
                                            Name:  G. McFarlane
                                            Title: Vice President



                                        CHASE MANHATTAN BANK DELAWARE
                                        as Delaware Trustee



                                        By: /s/ John J. Cashin
                                            -------------------------------
                                            Name:  John J. Cashin
                                            Title: Vice President


                                        /s/ Edgar M. Roach, Jr.
                                        -----------------------------------
                                        Edgar M. Roach, Jr., as
                                        Administrative Trustee


                                        /s/ G. Scott Hetzer
                                        -----------------------------------
                                        G. Scott Hetzer, as Administrative
                                        Trustee

                                                                       EXHIBIT A


                             CERTIFICATE OF TRUST

                                      OF

                      DOMINION RESOURCES CAPITAL TRUST I



     THIS CERTIFICATE OF TRUST of Dominion Resources Capital Trust I (the "Trust"), dated as of October 31, 1997, is being duly executed and filed by the undersigned, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. (S)3801, et seq.).

     1.  Name. The name of the business trust formed hereby is Dominion
         ----
Resources Capital Trust I.

     2.  Delaware Trustee.  The name and business address of the trustee of the
         ----------------
Trust with a principal place of business in the State of Delaware is Chase Manhattan Bank Delaware, 1201 Market Street, Wilmington, Delaware 19801.

     3.  Effective Date.  This Certificate of Trust shall be effective upon
         --------------
filing.

     IN WITNESS WHEREOF, the undersigned trustee of the Trust has executed this Certificate of Trust as of the date first-above written.


                                 CHASE MANHATTAN BANK DELAWARE,
                                 not in its individual capacity
                                 but solely as trustee of the Trust


                                 By: /s/ Denis Kelly
                                     -----------------------------------------
                                     Name:    DENIS KELLY
                                     Title:   TRUST OFFICER

                                                                       EXHIBIT B


                          FORM OF 144A GLOBAL SECURITY


     This Capital Security is a 144A Global Security within the meaning of the Trust Agreement hereinafter referred to and is registered in the name of The Depository Trust Company ("DTC") or a nominee of DTC. This Capital Security is exchangeable for Capital Securities registered in the name of a person other than DTC or its nominee only in the limited circumstances described in the Trust Agreement and no transfer of this Capital Security (other than a transfer of this Capital Security as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC) may be registered except in limited circumstances.

     Unless this Capital Security is presented by an authorized representative of DTC, a New York Corporation (55 Water Street, New York), to Dominion Resources Capital Trust I or its agent for registration of transfer, exchange or payment, and any Capital Security issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

     THE CAPITAL SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, EACH HOLDER OF THE CAPITAL SECURITIES EVIDENCED HEREBY, AND EACH PERSON THAT ACQUIRES A BENEFICIAL INTEREST IN SUCH CAPITAL SECURITIES, (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES
ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501
(a)(1),(2),(3) OR (7) UNDER THE SECURITIES ACT) ("INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THE CAPITAL SECURITIES EVIDENCED HEREBY IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT, PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD

APPLICABLE TO SALES OF THE CAPITAL SECURITIES EVIDENCED HEREBY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), OFFER, RESELL OR OTHERWISE TRANSFER SUCH CAPITAL SECURITIES EXCEPT (A) TO DOMINION RESOURCES, INC. OR A SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT,(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE CHASE MANHATTAN BANK, AS PROPERTY TRUSTEE, A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF SUCH CAPITAL SECURITIES (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM SUCH TRUSTEE),
(E) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (F) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) AND (G) IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE CAPITAL SECURITIES EVIDENCED HEREBY ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR OR A TRANSFEREE TAKING DELIVERY IN THE FORM OF BENEFICIAL INTERESTS IN A GLOBAL SECURITY OTHER THAN THE SECURITY ON WHICH THIS LEGEND IS ATTACHED, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE CHASE MANHATTAN BANK, AS PROPERTY TRUSTEE, SUCH CERTIFICATIONS OR OTHER INFORMATION AS DOMINION RESOURCES, INC. MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED AFTER THE EXPIRATION OF (I) WITH RESPECT TO CAPITAL SECURITIES INITIALLY RESOLD IN RELIANCE ON REGULATION S, THE RESTRICTED PERIOD OR (II) WITH RESPECT TO CAPITAL SECURITIES INITIALLY RESOLD TO INSTITUTIONAL ACCREDITED INVESTORS OR QUALIFIED INSTITUTIONAL BUYERS, THE HOLDING PERIOD APPLICABLE TO SALES OF THE CAPITAL SECURITIES EVIDENCED HEREBY UNDER RULE 144(k) UNDER THE SECURITIES ACT OR, IN ANY CASE, SUCH EARLIER TIME AS A TRANSFER OF SUCH CAPITAL SECURITIES IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "RESTRICTED PERIOD," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

     THE CAPITAL SECURITIES EVIDENCED HEREBY WILL BE ISSUED, AND MAY BE TRANSFERRED, ONLY IN BLOCKS HAVING A LIQUIDATION AMOUNT OF NOT LESS THAN $100,000 (100 CAPITAL SECURITIES). ANY TRANSFER, SALE OR OTHER DISPOSITION OF SUCH CAPITAL SECURITIES IN A BLOCK HAVING A LIQUIDATION AMOUNT OF LESS THAN $100,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH CAPITAL SECURITIES FOR ANY PURPOSE, INCLUDING BUT NOT LIMITED TO THE RECEIPT OF DISTRIBUTIONS ON SUCH CAPITAL SECURITIES, AND

SUCH TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH CAPITAL SECURITIES.

     BY ITS ACCEPTANCE OF THE CAPITAL SECURITIES EVIDENCED HEREBY OR A BENEFICIAL INTEREST IN SUCH CAPITAL SECURITIES, THE HOLDER OF, AND ANY PERSON THAT ACQUIRES A BENEFICIAL INTEREST IN, SUCH CAPITAL SECURITIES AGREE TO BE BOUND BY THE PROVISIONS OF THE CAPITAL SECURITIES EXCHANGE AND REGISTRATION RIGHTS AGREEMENT, THE GUARANTEE EXCHANGE AND REGISTRATION RIGHTS AGREEMENT AND THE DEBENTURE EXCHANGE AND REGISTRATION RIGHTS AGREEMENT, EACH DATED AS OF DECEMBER 8, 1997.

CERTIFICATE NUMBER                                  NUMBER OF CAPITAL SECURITIES



                             CUSIP NO. __________

                   CERTIFICATE EVIDENCING CAPITAL SECURITIES

                                      OF

                      DOMINION RESOURCES CAPITAL TRUST I

                           7.83% CAPITAL SECURITIES,

               (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)


     Dominion Resources Capital Trust I, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that Cede & Co. (the "Holder") is the registered owner of the number of Capital Securities of the Trust specified in Schedule I hereto representing an undivided beneficial interest in the assets of the Trust and designated the Dominion Resources Capital Trust I 7.83% Capital Securities (liquidation amount $1,000 per Capital Security) (the "Capital Securities"). The Capital Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 5.4 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Capital Securities are set forth in, and this certificate and the Capital Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust dated as of December 8, 1997, as the same may be amended from time to time (the "Trust Agreement"), including the designation of the terms of Capital Securities as set forth therein. The Holder is entitled to the benefits of the Capital Securities Guarantee Agreement entered into by Dominion Resources, Inc., a Virginia corporation, and The Chase Manhattan Bank, as guarantee trustee, dated as of December 8, 1997 (the "Guarantee"), to the extent provided therein. The Depositor will furnish a copy of the Trust Agreement and the Guarantee to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

     Upon receipt of this certificate, the Holder is bound by the Trust
Agreement and is entitled to the benefits thereunder.   By its acceptance of
this certificate representing Capital Securities or a beneficial interest in such Capital Securities, the owner of, and any person that acquires a beneficial interest in, such Capital Securities agrees to treat the Debentures described in the Trust Agreement as indebtedness and the Capital Securities as evidence of indirect beneficial ownership in such indebtedness for tax purposes.

     In Witness Whereof, an Administrative Trustee on behalf of the Trust has executed this certificate as of this ___ day of __________, ____.


                         DOMINION RESOURCES CAPITAL TRUST I


                         By:  ___________________________________
                              Name:
                              Title: Administrative Trustee



               PROPERTY TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Capital Securities referred to in the within-mentioned Trust Agreement.

Dated: ____________, ____



                         THE CHASE MANHATTAN BANK,
                         as Property Trustee



                         By:  ___________________________________
                              Authorized Officer

                                  SCHEDULE I

                             144A GLOBAL SECURITY
                             --------------------



     The initial number of Capital Securities evidenced by this 144A Global Security is _________.

               CHANGES TO NUMBER OF CAPITAL SECURITIES EVIDENCED
                            BY 144A GLOBAL SECURITY

--------------------------------------------------------------------------------
                Number of Capital
                  Securities by
                 Which this 144A
                 Global Security
                is to be Reduced         Remaining Capital
                or Increased, and           Securities
                   Reason for             Represented by
                  Reduction or               this 144A            Notation
 Date               Increase              Global Security         Made By
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                       EXHIBIT C


                     FORM OF REGULATION S GLOBAL SECURITY


     This Capital Security is a Regulation S Global Security within the meaning of the Trust Agreement hereinafter referred to and is registered in the name of The Depository Trust Company ("DTC") or a nominee of DTC. This Capital Security is exchangeable for Capital Securities registered in the name of a person other than DTC or its nominee only in the limited circumstances described in the Trust Agreement and no transfer of this Capital Security (other than a transfer of this Capital Security as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC) may be registered except in limited circumstances.

     Unless this Capital Security is presented by an authorized representative of DTC, a New York Corporation (55 Water Street, New York), to Dominion Resources Capital Trust I or its agent for registration of transfer, exchange or payment, and any Capital Security issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

     THE CAPITAL SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, EACH HOLDER OF THE CAPITAL SECURITIES EVIDENCED HEREBY, AND EACH PERSON THAT ACQUIRES A BENEFICIAL INTEREST IN SUCH CAPITAL SECURITIES, (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES
     ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501 (a)(1),(2),(3) OR (7) UNDER THE SECURITIES ACT) ("INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THE CAPITAL SECURITIES EVIDENCED HEREBY IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT, PRIOR TO THE

     EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE CAPITAL SECURITIES EVIDENCED HEREBY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), OFFER, RESELL OR OTHERWISE TRANSFER SUCH CAPITAL SECURITIES EXCEPT (A) TO DOMINION RESOURCES, INC. OR A SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT,(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE CHASE MANHATTAN BANK, AS PROPERTY TRUSTEE, A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF SUCH CAPITAL SECURITIES (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM SUCH TRUSTEE), (E) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR
     (F) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) AND (G) IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE CAPITAL SECURITIES EVIDENCED HEREBY ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR OR A TRANSFEREE TAKING DELIVERY IN THE FORM OF BENEFICIAL INTERESTS IN A GLOBAL SECURITY OTHER THAN THE SECURITY ON WHICH THIS LEGEND IS ATTACHED, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE CHASE MANHATTAN BANK, AS PROPERTY TRUSTEE, SUCH CERTIFICATIONS OR OTHER INFORMATION AS DOMINION RESOURCES, INC. MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED AFTER THE EXPIRATION OF (I) WITH RESPECT TO CAPITAL SECURITIES INITIALLY RESOLD IN RELIANCE ON REGULATION S, THE RESTRICTED PERIOD OR
     (II) WITH RESPECT TO CAPITAL SECURITIES INITIALLY RESOLD TO INSTITUTIONAL ACCREDITED INVESTORS OR QUALIFIED INSTITUTIONAL BUYERS, THE HOLDING PERIOD APPLICABLE TO SALES OF THE CAPITAL SECURITIES EVIDENCED HEREBY UNDER RULE 144(k) UNDER THE SECURITIES ACT OR, IN ANY CASE, SUCH EARLIER TIME AS A TRANSFER OF SUCH CAPITAL SECURITIES IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "RESTRICTED PERIOD," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

     THE CAPITAL SECURITIES EVIDENCED HEREBY WILL BE ISSUED, AND MAY BE TRANSFERRED, ONLY IN BLOCKS HAVING A LIQUIDATION AMOUNT OF NOT LESS THAN $100,000 (100 CAPITAL SECURITIES). ANY TRANSFER, SALE OR OTHER DISPOSITION OF SUCH CAPITAL SECURITIES IN A BLOCK HAVING A LIQUIDATION AMOUNT OF LESS THAN $100,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH CAPITAL SECURITIES FOR ANY PURPOSE, INCLUDING BUT NOT LIMITED TO THE RECEIPT OF DISTRIBUTIONS ON SUCH CAPITAL SECURITIES, AND SUCH TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH CAPITAL SECURITIES.

     BY ITS ACCEPTANCE OF THE CAPITAL SECURITIES EVIDENCED HEREBY OR A BENEFICIAL INTEREST IN SUCH CAPITAL SECURITIES, THE HOLDER OF, AND ANY PERSON THAT ACQUIRES A BENEFICIAL INTEREST IN, SUCH CAPITAL SECURITIES AGREES TO BE BOUND BY THE PROVISIONS OF THE CAPITAL SECURITIES EXCHANGE AND REGISTRATION RIGHTS AGREEMENT, THE GUARANTEE EXCHANGE AND REGISTRATION RIGHTS AGREEMENT AND THE DEBENTURE EXCHANGE AND REGISTRATION RIGHTS AGREEMENT, EACH DATED AS OF DECEMBER 8, 1997.

CERTIFICATE NUMBER                                  NUMBER OF CAPITAL SECURITIES


                            CUSIP NO. _______

                CERTIFICATE EVIDENCING CAPITAL SECURITIES

                                    OF

                    DOMINION RESOURCES CAPITAL TRUST I

                        7.83% CAPITAL SECURITIES,

             (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)


     Dominion Resources Capital Trust I, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that Cede & Co. (the "Holder") is the registered owner of the number of Capital Securities of the Trust specified in Schedule I hereto representing an undivided beneficial interest in the assets of the Trust and designated the Dominion Resources Capital Trust I 7.83% Capital Securities (liquidation amount $1,000 per Capital Security) (the "Capital Securities"). The Capital Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 5.4 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Capital Securities are set forth in, and this certificate and the Capital Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust dated as of December 8, 1997, as the same may be amended from time to time (the "Trust Agreement"), including the designation of the terms of Capital Securities as set forth therein. The Holder is entitled to the benefits of the Capital Securities Guarantee Agreement entered into by Dominion Resources, Inc., a Virginia corporation, and The Chase Manhattan Bank, as guarantee trustee, dated as of December 8, 1997 (the "Guarantee"), to the extent provided therein. The Depositor will furnish a copy of the Trust Agreement and the Guarantee to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

     Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder. By its acceptance of this certificate representing Capital Securities or a beneficial interest in such Capital Securities, the owner of, and any person that acquires a beneficial interest in, such Capital Securities agrees to treat the Debentures described in the Trust Agreement as indebtedness and the Capital Securities as evidence of indirect beneficial ownership in such indebtedness for tax purposes.

     In Witness Whereof, an Administrative Trustee on behalf of the Trust has executed this certificate as of this ____ day of ________, ____.


                         DOMINION RESOURCES CAPITAL TRUST I


                         By:  ___________________________________
                              Name:
                              Title: Administrative Trustee



                PROPERTY TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Capital Securities referred to in the within-mentioned Trust Agreement.

Dated: ___________, ____



                         THE CHASE MANHATTAN BANK,
                         as Property Trustee



                         By:  ___________________________________
                              Authorized Officer

                                  SCHEDULE I


                         REGULATION S GLOBAL SECURITY
                         ----------------------------


     The initial number of Capital Securities evidenced by this Regulation S Global Security is ___________.


                    CHANGES TO NUMBER OF CAPITAL SECURITIES
                   EVIDENCED BY REGULATION S GLOBAL SECURITY

--------------------------------------------------------------------------------
                Number of Capital
                  Securities by
                 Which this 144A
                 Global Security         Remaining Capital
                is to be Reduced            Securities
                or Increased, and         Represented by
                   Reason for            this Regulation S        Notation
 Date             Reduction or            Global Security         Made By
                    Increase
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                       EXHIBIT D


                FORM OF DEFINITIVE CAPITAL SECURITY CERTIFICATE


     THE CAPITAL SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, EACH HOLDER OF THE CAPITAL SECURITIES EVIDENCED HEREBY, AND EACH PERSON THAT ACQUIRES A BENEFICIAL INTEREST IN SUCH CAPITAL SECURITIES, (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES
ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501
(a)(1),(2),(3) OR (7) UNDER THE SECURITIES ACT) ("INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THE CAPITAL SECURITIES EVIDENCED HEREBY IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT, PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE CAPITAL SECURITIES EVIDENCED HEREBY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), OFFER, RESELL OR OTHERWISE TRANSFER SUCH CAPITAL SECURITIES EXCEPT (A) TO DOMINION RESOURCES, INC. OR A SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE CHASE MANHATTAN BANK, AS PROPERTY TRUSTEE, A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF SUCH CAPITAL SECURITIES (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM SUCH TRUSTEE), (E) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (F) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) AND
(G) IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE CAPITAL SECURITIES EVIDENCED HEREBY ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR OR A TRANSFEREE TAKING DELIVERY IN THE FORM OF BENEFICIAL INTERESTS IN A GLOBAL SECURITY OTHER THAN THE SECURITY ON WHICH THIS LEGEND IS ATTACHED, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE CHASE MANHATTAN BANK, AS PROPERTY TRUSTEE, SUCH CERTIFICATIONS OR OTHER INFORMATION AS DOMINION RESOURCES, INC. MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE

REMOVED AFTER THE EXPIRATION OF (I) WITH RESPECT TO CAPITAL SECURITIES INITIALLY RESOLD IN RELIANCE ON REGULATION S, THE RESTRICTED PERIOD OR (II) WITH RESPECT TO CAPITAL SECURITIES INITIALLY RESOLD TO INSTITUTIONAL ACCREDITED INVESTORS OR QUALIFIED INSTITUTIONAL BUYERS, THE HOLDING PERIOD APPLICABLE TO SALES OF THE CAPITAL SECURITIES EVIDENCED HEREBY UNDER RULE 144(k) UNDER THE SECURITIES ACT OR, IN ANY CASE, SUCH EARLIER TIME AS A TRANSFER OF SUCH CAPITAL SECURITIES IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "RESTRICTED PERIOD," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

THE CAPITAL SECURITIES EVIDENCED HEREBY WILL BE ISSUED, AND MAY BE TRANSFERRED, ONLY IN BLOCKS HAVING A LIQUIDATION AMOUNT OF NOT LESS THAN $100,000 (100 CAPITAL SECURITIES). ANY TRANSFER, SALE OR OTHER DISPOSITION OF SUCH CAPITAL SECURITIES IN A BLOCK HAVING A LIQUIDATION AMOUNT OF LESS THAN $100,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH CAPITAL SECURITIES FOR ANY PURPOSE, INCLUDING BUT NOT LIMITED TO THE RECEIPT OF DISTRIBUTIONS ON SUCH CAPITAL SECURITIES, AND SUCH TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH CAPITAL SECURITIES.

BY ITS ACCEPTANCE OF THE CAPITAL SECURITIES EVIDENCED HEREBY OR A BENEFICIAL INTEREST IN SUCH CAPITAL SECURITIES, THE HOLDER OF, AND ANY PERSON THAT ACQUIRES A BENEFICIAL INTEREST IN, SUCH CAPITAL SECURITIES AGREE TO BE BOUND BY THE PROVISIONS OF THE CAPITAL SECURITIES EXCHANGE AND REGISTRATION RIGHTS AGREEMENT, THE GUARANTEE EXCHANGE AND REGISTRATION RIGHTS AGREEMENT AND THE DEBENTURE EXCHANGE AND REGISTRATION RIGHTS AGREEMENT, EACH DATED AS OF DECEMBER 8, 1997.

CERTIFICATE NUMBER                                 NUMBER OF CAPITAL SECURITIES


                              CUSIP NO. __________

                   CERTIFICATE EVIDENCING CAPITAL SECURITIES

                                       OF

                            DOMINION RESOURCES, INC.

                           7.83% CAPITAL SECURITIES,

                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)


     Dominion Resources Capital Trust I, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that _______________________________ (the "Holder") is the registered owner of
_______________________ (______) Capital Securities of the Trust representing an undivided beneficial interest in the assets of the Trust and designated the Dominion Resources Capital Trust I 7.83% Capital Securities (liquidation amount $1,000 per Capital Security) (the "Capital Securities"). The Capital Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 5.4 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Capital Securities are set forth in, and this certificate and the Capital Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust dated as of December 8, 1997, as the same may be amended from time to time (the "Trust Agreement"), including the designation of the terms of Capital Securities as set forth therein. The Holder is entitled to the benefits of the Guarantee Agreement entered into by Dominion Resources, Inc., a Virginia corporation, and The Chase Manhattan Bank, as guarantee trustee, dated as of December 8, 1997 (the "Guarantee"), to the extent provided therein. The Depositor will furnish a copy of the Trust Agreement and the Guarantee to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

     Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

     By its acceptance of this certificate representing Capital Securities or a beneficial interest in such Capital Securities, the owner of, and any person that acquires a beneficial interest in, such Capital Securities agrees to treat the Debentures described in the Trust Agreement as indebtedness and the Capital Securities as evidence of indirect beneficial ownership in such indebtedness for tax purposes.

     In Witness Whereof, an Administrative Trustee on behalf of the Trust has executed this certificate as of this ___ day of ___________, ____.

                         DOMINION RESOURCES CAPITAL TRUST I


                         By:  ___________________________________
                              Name:
                              Title: Administrative Trustee



                PROPERTY TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Capital Securities referred to in the within-mentioned Trust Agreement.

Dated: _____________, ____



                         THE CHASE MANHATTAN BANK,
                         as Property Trustee



                         By:  ___________________________________
                              Authorized Officer

                              FORM OF ASSIGNMENT


     For value received ________________ hereby sell(s), assign(s) and transfer(s) unto_____________________________________________
_________________________________________________________________   (Please
insert social security or other taxpayer identification number of assignee.)

the within security and hereby irrevocably constitutes and appoints _________________________ attorney to transfer the said security on the books of the Trust, with full power of substitution in the premises.

     In connection with any transfer of the within security occurring prior to such date as restrictions on the transfer of such security imposed by the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder shall be terminated in accordance with the Trust Agreement, the undersigned confirms that such security is being transferred:

     [_]  To Dominion Resources, Inc. or a subsidiary thereof; or

     [_] Pursuant to an effective registration statement under the securities Act; or

     [_] Pursuant to and in compliance with Rule 144A under the Securities Act;* or

     [_] To an Institutional Accredited Investor pursuant to and in compliance with the Securities Act; or

     [_] Pursuant to and in compliance with Regulation S under the Securities Act;* or

     [_]  Pursuant to and in compliance with Rule 144 under the Securities Act;

and unless the box below is checked, the undersigned confirms that such security is not being transferred to an "affiliate" of the Trust as defined in Rule 144 under the Securities Act (an "Affiliate"):

     [_]  The transferee is an Affiliate of the Trust.


*If the transferee is taking delivery in the form of a beneficial interest in the relevant Global Security, the undersigned hereby also delivers the applicable certificate in the form of Exhibit G or H to the Trust Agreement referred to on the face of this Certificate.

Dated: ___________________


                         ________________________________________

                         ________________________________________
                                    Signature(s)

                         Signature(s) must be guaranteed by a commercial bank or trust company or a member firm of a major stock exchange.



                         ________________________________________
                                    Signature Guarantee


NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of this Security in every particular, without alteration or enlargement or any change whatever.

                                                                       EXHIBIT E



CERTIFICATE NUMBER                                   NUMBER OF COMMON SECURITIES


                    CERTIFICATE EVIDENCING COMMON SECURITIES

                                       OF

                       DOMINION RESOURCES CAPITAL TRUST I

                            7.83% COMMON SECURITIES

                (LIQUIDATION AMOUNT $1,000 PER COMMON SECURITY)


     Dominion Resources Capital Trust I, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that Dominion Resources, Inc. a Virginia corporation, (the "Holder") is the registered owner of ______________ (_______) Common Securities of the Trust representing an undivided beneficial interest in the assets of the Trust and designated the Common Securities (liquidation amount $1,000 per Common Security) (the "Common Securities"). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Common Securities are set forth in, and this certificate and the Common Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust dated as of December 8, 1997, as the same may be amended from time to time (the "Trust Agreement"), including the designation of the terms of the Common Securities as set forth therein. The Trust will furnish a copy of the Trust Agreement to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

     Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

     By its acceptance of this certificate representing Common Securities or a beneficial interest in such Common Securities, the owner of, and any person that acquires a beneficial interest in, such Common Securities agrees to treat the Debentures described in the Trust Agreement as indebtedness and the Common Securities as evidence of indirect beneficial ownership in such indebtedness for tax purposes.

     In Witness Whereof, an Administrative Trustee on behalf of the Trust has executed this certificate as of this ___ day of _________, ____.


                         DOMINION RESOURCES CAPITAL TRUST I



                         By:  ___________________________________
                              Name:
                              Title: Administrative Trustee



                PROPERTY TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Common Securities referred to in the within-mentioned Trust Agreement.

Dated: _____________, ____



                         THE CHASE MANHATTAN BANK,
                         as Property Trustee



                         By:  ___________________________________
                              Authorized Officer

                                                                       EXHIBIT F


                         FORM OF LETTER TO BE DELIVERED
                     BY INSTITUTIONAL ACCREDITED INVESTORS



Dominion Resources, Inc.
901 E. Byrd Street
Richmond, VA  23219

Dominion Resources Capital Trust I
901 E. Byrd Street
Richmond, VA  23219

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York  10036

Dear Sirs and Mesdames:

     We understand that the 7.83% Capital Securities, liquidation preference $1,000 per Capital Security (the "Capital Securities"), of Dominion Resources Capital Trust I, a Delaware business trust (including the guarantee (the "Guarantee") of Dominion Resources, Inc. ("Dominion Resources") executed in connection therewith), and the 7.83% Junior Subordinated Deferrable Interest Debentures of Dominion Resources (the "Debentures," and, together with the Capital Securities and the Guarantee, the "Securities") are being offered in a transaction not involving any public offering within the United States within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and that the Securities have not been registered under the Securities Act, and we agree, on our own behalf and on behalf of each account for which we acquire any Capital Securities, that if, prior to the expiration of the holding period applicable to sales of any Security under Rule 144(k) under the Securities Act, we decide to offer, resell or otherwise transfer such Security, such Security may be offered, resold or otherwise transferred only (i) to Dominion Resources or a subsidiary thereof, (ii) pursuant to an effective registration statement =under the Securities Act, (iii) to a person who is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in compliance with Rule 144A, (iv) to an Institutional Accredited Investor (as defined below) that, prior to such transfer, furnishes to the Property Trustee a signed letter in the form hereof, and such other opinions and certifications that the Property Trustee or Dominion Resources may request, (v) outside the

United States in compliance with Rule 904 under the Securities Act or (vi) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available) and (vii) in each case, in accordance with any applicable securities laws of the States of the United States or any other applicable jurisdiction and in accordance with the legends set forth on the Capital Securities and the Debentures. We further agree to provide any person purchasing any of the Capital Securities or Debentures from us a notice advising such purchaser that resales of such securities are restricted as stated herein. We understand that any Capital Securities will bear a legend reflecting the substance of this paragraph.

     We confirm that:

               (i) we are an "accredited investor" within the meaning of Rule 501(a)(1), (2) or (3) under the Securities Act or an entity in which all of the equity owners are accredited investors within the meaning of Rule 501(a)(1), (2) and (3) under the Securities Act (an "Institutional Accredited Investor");

               (ii) (A) any purchase of Capital Securities by us will be for our own account or for the account of one or more other Institutional Accredited Investors or as fiduciary for the account of one or more trusts, each of which is an "accredited investor" within the meaning of Rule 501(a)(7) under the Securities Act and for each of which we exercise sole investment discretion or (B) we are a "bank," within the meaning of Section 3(a)(2) of the Securities Act, or a "savings and loan association" or other institution described in Section 3(a)(5)(A) of the Securities Act that is acquiring Capital Securities as fiduciary for the account of one or more institutions for which we exercise sole investment discretion;

               (iii) in the event that we purchase any Capital Securities, we will acquire Capital Securities having a minimum purchase price of not less than $100,000 for our own account or for any separate account for which we are acting;

               (iv) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of an investment in the Capital Securities;

               (v) we are not acquiring Capital Securities with a view to resale or distribution thereof or with any present intention of offering or selling Capital Securities, except as permitted above; provided that the disposition of our property and property of any accounts for which we are acting as fiduciary shall remain at all times within our control; and

               (vi) we have had access to such financial and other information and have been afforded the opportunity to ask such questions of representatives of Dominion Resources and receive answers thereto, as we deem necessary in connection with our decision to purchase Capital Securities.

     We acknowledge that you and others will rely upon our confirmations, acknowledgments and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete.

     THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

                         (Name of Purchaser)


                         ________________________________________
                         Name:
                         Title:
                         Address:

                                                                       EXHIBIT G



                        FORM OF TRANSFER CERTIFICATE--
               144A GLOBAL SECURITY OR INSTITUTIONAL ACCREDITED
             INVESTORS DEFINITIVE TO REGULATION S GLOBAL SECURITY



The Chase Manhattan Bank
450 West 33rd Street
New York, New York  10001
Attention:  Corporate Trustee Administration

                       DOMINION RESOURCES CAPITAL TRUST I
                       ----------------------------------
                           PRIVATE CAPITAL SECURITIES
                           --------------------------

     Reference is hereby made to the Amended and Restated Trust Agreement, dated as of December 8, 1997 (the "Trust Agreement"), among Dominion Resources, Inc., The Chase Manhattan Bank, as Property Trustee, Chase Manhattan Bank Delaware, as Delaware Trustee, the Administrative Trustees named therein and the holders, from time to time, of undivided beneficial interests in the assets of Dominion Resources Capital Trust I. Capitalized terms used but not defined herein shall have the meanings given to them in the Trust Agreement.

     This letter relates to _________________ Private Capital Securities which are evidenced by (i) a 144A Global Security (CUSIP No. _______) and held indirectly with the Clearing Agency or (ii) a Definitive Capital Security Certificate held directly, in either case, in the name of [insert name of transferor] (the "Transferor").

     The Transferor has requested a transfer of such beneficial interest in such Private Capital Securities to a Person that will take delivery thereof in a transaction effected pursuant to and in accordance with Rule 904 under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor does hereby further certify that the Transferor's interest in such Private Capital Securities is being transferred in accordance with the transfer restrictions set forth in the Trust Agreement and that:

     The offer of such Private Capital Securities was not made to a person in the United States;

          (A)   either:

               (i) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States, or

               (ii) the transaction was executed in, or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;

          (B) no directed selling efforts have been made in contravention of the requirements of 904(b) of Regulation S, as applicable;

          (C) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and


          (D) we have advised the transferee of the transfer restrictions applicable to such Private Capital Securities.

     You, the Trust and the Initial Purchasers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. Terms used in this certificate and not otherwise defined herein or in the Trust Agreement have the meanings set forth in Regulation S under the Securities Act.

Dated:__________________



                         [Insert Name of Transferor]


                         By:  ___________________________________
                              Name:
                              Title:

                         (If the registered owner is a corporation, partnership or fiduciary, the title of the Person signing on behalf of such registered owner must be stated.)

                                                                       EXHIBIT H


                         FORM OF TRANSFER CERTIFICATE
                 REGULATION S GLOBAL SECURITY OR INSTITUTIONAL
            ACCREDITED INVESTORS DEFINITIVE TO 144A GLOBAL SECURITY



The Chase Manhattan Bank
450 West 33rd Street
New York, New York  10001
Attention:  Corporate Trustee Administration

                      DOMINION RESOURCES CAPITAL TRUST I
                      ----------------------------------
                          PRIVATE CAPITAL SECURITIES
                          --------------------------


     Reference is hereby made to the Amended and Restated Trust Agreement, dated as of December 8, 1997 (the "Trust Agreement"), among Dominion Resources, Inc., The Chase Manhattan Bank, as Property Trustee, Chase Manhattan Bank Delaware, as Delaware Trustee, the Administrative Trustees named therein and the holders, from time to time, of undivided beneficial interests in the assets of Dominion Resources Capital Trust I. Capitalized terms used but not defined herein shall have the meanings given to them in the Trust Agreement.

     This letter relates to _________________ Private Capital Securities which are evidenced by (i) a Regulation S Global Security (CUSIP No. ___________) and held with the Clearing Agency indirectly or (ii) a Definitive Capital Security Certificate held directly, in either case in the name of [insert name of transferor] (the "Transferor").

     The Transferor has requested a transfer of such beneficial interest in such Private Capital Securities to a Person that will take delivery thereof in a transaction effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor does hereby certify that (i) the Transferor's interest in such Private Capital Securities is being transferred in accordance with the transfer restrictions set forth in the Trust Agreement; and (ii) the transferee is a person who the Transferor reasonably believes is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act, purchasing for its own account or the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

     You, the Trust and the Initial Purchasers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.


Dated :__________________________



                         [Insert Name of Transferor]


                         By:  ___________________________________
                              Name:
                              Title:

                         (If the registered owner is a corporation, partnership or fiduciary, the title of the Person signing on behalf of such registered owner must be stated.)

                                                                       EXHIBIT I


                       FORM OF PRIVATE PLACEMENT LEGEND


THE CAPITAL SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, EACH HOLDER OF THE CAPITAL SECURITIES EVIDENCED HEREBY, AND EACH PERSON THAT ACQUIRES A BENEFICIAL INTEREST IN SUCH CAPITAL SECURITIES, (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501
(a)(1),(2),(3) OR (7) UNDER THE SECURITIES ACT) ("INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THE CAPITAL SECURITIES EVIDENCED HEREBY IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT, PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE CAPITAL SECURITIES EVIDENCED HEREBY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), OFFER, RESELL OR OTHERWISE TRANSFER SUCH CAPITAL SECURITIES EXCEPT (A) TO DOMINION RESOURCES, INC. OR A SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE CHASE MANHATTAN BANK, AS PROPERTY TRUSTEE, A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF SUCH CAPITAL SECURITIES (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM SUCH TRUSTEE), (E) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (F) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) AND
(G) IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE CAPITAL SECURITIES EVIDENCED HEREBY ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR OR A TRANSFEREE TAKING DELIVERY IN THE FORM OF BENEFICIAL INTERESTS IN A GLOBAL SECURITY [IF A GLOBAL CAPITAL SECURITY, INSERT THE FOLLOWING: OTHER THAN THE SECURITY ON WHICH THIS LEGEND IS ATTACHED], THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE CHASE MANHATTAN BANK, AS PROPERTY TRUSTEE, SUCH CERTIFICATIONS OR OTHER INFORMATION AS DOMINION RESOURCES, INC. MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT

TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED AFTER THE EXPIRATION OF (I) WITH RESPECT TO CAPITAL SECURITIES INITIALLY RESOLD IN RELIANCE ON REGULATION S, THE RESTRICTED PERIOD OR (II) WITH RESPECT TO CAPITAL SECURITIES INITIALLY RESOLD TO INSTITUTIONAL ACCREDITED INVESTORS OR QUALIFIED INSTITUTIONAL BUYERS, THE HOLDING PERIOD APPLICABLE TO SALES OF THE CAPITAL SECURITIES EVIDENCED HEREBY UNDER RULE 144(k) UNDER THE SECURITIES ACT OR, IN ANY CASE, SUCH EARLIER TIME AS A TRANSFER OF SUCH CAPITAL SECURITIES IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "RESTRICTED PERIOD," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                                                                       EXHIBIT J

                        FORM OF MINIMUM TRANSFER LEGEND


THE CAPITAL SECURITIES EVIDENCED HEREBY WILL BE ISSUED, AND MAY BE TRANSFERRED, ONLY IN BLOCKS HAVING A LIQUIDATION AMOUNT OF NOT LESS THAN $100,000 (100 CAPITAL SECURITIES). ANY TRANSFER, SALE OR OTHER DISPOSITION OF SUCH CAPITAL SECURITIES IN A BLOCK HAVING A LIQUIDATION AMOUNT OF LESS THAN $100,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH CAPITAL SECURITIES FOR ANY PURPOSE, INCLUDING BUT NOT LIMITED TO THE RECEIPT OF DISTRIBUTIONS ON SUCH CAPITAL SECURITIES, AND SUCH TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH CAPITAL SECURITIES.


[IF CAPITAL SECURITY IS AN EXCHANGE CAPITAL SECURITY, INSERT -

                              FORM OF ASSIGNMENT


For Value Received, the undersigned assigns and transfers this Capital Security to:_____________________________________________
        (Insert assignee's social security or tax identification number)

_________________________________________________________________
                   (Insert address and zip code of assignee)

and irrevocably appoints _____________________________ agent to transfer this Capital Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.


Date:


Signature(s):

                ________________________________________________

                ________________________________________________
                (Sign exactly as your name appears on the other
                   side of this Capital Security Certificate)

NOTICE: THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17AD-15.

                                      J-2